Exhibit 10.2

$15,000,000

SUBORDINATED CREDIT AGREEMENT

Among

CANO PETROLEUM, INC.

as Borrower,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

as Lenders,

and

ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO

as Administrative Agent

November 29, 2005

i

Section 9.05	Binding Effect	58

Section 9.06	Lender Assignments and Participations	58

Section 9.07	Indemnification; Waiver	60

Section 9.08	Execution in Counterparts	61

Section 9.09	Survival of Representations, Etc	61

Section 9.10	Severability	62

Section 9.11	Business Loans	62

Section 9.12	Governing Law; Submission to Jurisdiction	62

Section 9.13	WAIVER OF JURY TRIAL	62

Section 9.14	ORAL AGREEMENTS	63

EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Guaranty
Exhibit D	-	Form of Mortgage
Exhibit E	-	Form of Note
Exhibit F	-	Form of Notice of Borrowing
Exhibit G	-	Notice of Interest Period
Exhibit H	-	Form of Pledge Agreement
Exhibit I	-	Form of Security Agreement
Exhibit J	-	Form of Transfer Letters
Exhibit K	-	Form of Borrower’s Counsel Opinion

SCHEDULES:

Schedule I -	Notice Information and Commitments
Schedule 4.01 -	Subsidiaries
Schedule 4.05 -	Existing Debt
Schedule 4.20 -	Hedging Contracts
Schedule 4.21 -	Material Agreements
Schedule 5.10 -	Post Closing Title Opinion Requirements
Schedule 5.12 -	Required Hedging Contracts

SUBORDINATED CREDIT AGREEMENT

This Subordinated Credit Agreement dated as of November 29, 2005 is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”) the lenders party hereto from time to time (“Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, a Cayman Islands company, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

The Borrower, the Administrative Agent and the Lenders hereby agree to as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01           Certain Defined Terms.  As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Collateral Trustee for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Permitted Prior Liens, (c) secures the Obligations, and (d) is perfected and enforceable.

“Acquisition” means the purchase by the Borrower or any of its Subsidiaries of any business, including the purchase of all or substantially all the associated assets or operations or of stock (or other ownership interests) of a Person (other than of a wholly-owned Subsidiary of the Borrower).

“Administrative Agent” means Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to Section 8.06 hereof.

“Advance” means the advance by a Lender to the Borrower, pursuant to Section 2.01(a) relating to the Borrowing or pursuant to an Assignment and Acceptance, and refers to a Eurodollar Rate Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agreement” means this Subordinated Credit Agreement, as the same may be amended, supplemented, restated, and otherwise modified from time to time.

“Applicable Margin” means, with respect to any Advance, (a) during any time when an Event of Default exists, 9.5% per annum, and (b) at any other time, 6.5% per annum.  The Applicable Margin for any Advance shall change when and as any such Event of Default commences or terminates.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, in substantially the form of the attached Exhibit A.

“Barnett Shale Properties” means the stratigraphic equivalent of that certain interval described as 100’ above and 100’ below the interval seen between 3,450’ and 3,650’ on the Welex Spectral Density – Dual Spaced Neutron Log dated July 29, 1986 for the Hogtown Moore Unit #13-2 Well located in the George E. Moore Survey, Eastland County, Texas, as such stratigraphic equivalent underlies, comprises a portion of or is attributable to the Oil & Gas Properties held by Square One in the Desdemona Field.

“Bbl” means one barrel.

“Borrowing” means the initial borrowing consisting of Advances made on the Effective Date by the Lenders pursuant to Section 2.01(a).

“Business Day” means a day of the year on which banks are not required or authorized to close in Dallas, Texas and Los Angeles, California and on which dealings are carried on by banks in the London interbank market.

“Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” shall mean the occurrence of any of the following events: (a) the Borrower ceases to own, either directly or indirectly, 100% of the Equity Interest in any Subsidiary other than as a result of a sale of assets or merger permitted under Section 6.04, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33% or more of the Equity Interest of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.  For purposes of this definition, “Permitted Holder” means any of the following: (A) any Person that is the “beneficial owner” (as referred to above) of an Equity Interest in the Borrower on the date hereof, (B) any such Person’s estate, spouse and lineal descendants and the legal representative of any of the foregoing, (C) the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors, and (D) any corporation, limited partnership, limited liability company, or similar entity, all of the Voting Securities of which is owned by any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” means (a) all “Collateral”, “Pledged Collateral” and “Mortgaged Properties” (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement, as applicable) or similar terms used in the Security Instruments, and (b) all amounts contained in the Borrower’s and its Subsidiaries’ bank accounts.

“Collateral Trust and Intercreditor Agreement” means that certain Collateral Trust and Intercreditor Agreement, which shall be in a form acceptable to the Borrower, Senior Lenders, the Administrative Agent, Senior Administrative Agent and the Lenders, dated as of the date hereof among the Administrative Agent, the Senior Administrative Agent, the Borrower, the Guarantors, the Senior Lenders, and the Lenders.

“Collateral Trustee” means Union Bank of California, N.A., in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and any successor appointed pursuant to the terms of the Collateral Trust and Intercreditor Agreement.

“Commitment” means the amount set opposite such Lender’s name on the Schedule I hereof as its Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Article VII or otherwise under this Agreement.

“Commitment Termination Date” means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Article VII.

“Compliance Certificate” means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.

“Consolidated Net Income” means, with respect to the Borrower and its consolidated Subsidiaries, for any period, the net income for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-

cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Equity Interest (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the funding of the Borrowing by the Lenders

“Debt”, for any Person, means without duplication:

(a)     indebtedness of such Person for borrowed money;

(b)     obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)     obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable);

(d)     obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases;

(e)     obligations of such Person under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;

(f)      obligations of such Person under any Hedge Contract;

(g)     obligations of such Person owing in respect of redeemable preferred stock or other preferred Equity Interest of such Person;

(h)     any obligations of such Person owing in connection with any volumetric or production prepayments;

(i)      obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above;

(j)      indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above secured by any Lien on or in respect of any Property of such Person; and

(k)     all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Dollars” and “$” means lawful money of the United States of America.

“EBITDA” means, for any period, without duplication, (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, taxes, depreciation, amortization, depletion and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of SFAS 133 or 143) for such period minus (c) all non-cash items of income which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of SFAS 133 or 143).

“Effective Date” means November 29, 2005.

“Eligible Assignee” means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender, and (c) any commercial bank or other financial institution (i) approved by the Administrative Agent in its sole discretion and (ii) unless an Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

“Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C.  9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means, as to the Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to the Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes;

(d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurodollar Rate” means for an Interest Period, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth in the Wall Street Journal as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m.  (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank of California, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Advance to be maintained by the Lender that is the Administrative Agent in respect of such Advance and for a period equal to such Interest Period.

“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.06(a).

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 7.01.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Statements” means the financial statements included in the Form 10-KSB filed by the Borrower with the SEC on September 20, 2005, including the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of fiscal year ended June 30, 2005, and the related audited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“Governmental Authority” means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person’s Property in connection with such subject.

“Guarantor” means each Subsidiary of the Borrower executing a Guaranty.

“Guaranty” means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor, and “Guaranties” shall mean all such guaranties collectively.

“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, a “Hedge Contract” shall not include any “Master Agreement” that provides solely for the sale by the Borrower or its Subsidiaries of physical Hydrocarbons in exchange for cash in the ordinary course of its business.

“Hydrocarbon Hedge Agreement” means a Hedge Contract which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Independent Engineer” means Forrest A. Garb & Associates, Inc. or any other engineering firm acceptable to the Administrative Agent.

“Independent Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent and each of the Lenders, prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable), which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP.

“Interest Hedge Agreement” means a Hedge Contract between the Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower and such financial institution or the cap of the interest rate on any Debt of the Borrower.

“Interest Period” means the period commencing on the Effective Date and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02.  The duration of each such Interest Period shall be one, two, three, or six months, or if available, nine or twelve months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 a.m.  (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)     the Borrower may not select any Interest Period which ends after the Commitment Termination Date;

(b)     whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(c)     any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Interim Financial Statements” means the financial statements included in the Form 10-QSB filed by the Borrower with the SEC on November 9, 2005 including the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated September 30, 2005, and the related unaudited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the three months then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

“Internal Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and each Lender with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable), which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, which is applicable to such Person.

“Lenders” means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s administrative questionnaire requested by the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

“Liquid Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 180 days from the date of any acquisition thereof;

(b)           (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than ”AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

(c)           deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;

(d)           repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc.; and

(e)           such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing.

“Loan Documents” means this Agreement, the Notes, the Guaranties, the Security Instruments, the Collateral Trust and Intercreditor Agreement, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement.

“Majority Lenders” means, at any time, Lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes held by the Lenders at such time.

“Material Adverse Change” means (a) a material adverse change in the business, assets (including the Oil and Gas Properties of the Borrower or any of its Subsidiaries but excluding the Barnett Shale Properties), condition (financial or otherwise), or results of operations of the Borrower or any of its Subsidiaries since June 30, 2005 (but after giving pro forma effect to the WO Energy Acquisition) or (b) a material adverse effect on the Borrower or any Subsidiary’s ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document.

“Maturity Date” means the earlier of (i) November 1, 2010, or (ii) one year after the “Maturity Date” as defined in the Senior Credit Agreement.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Mcf” means thousand cubic feet.

“Mortgage” means each of the Mortgages, Deeds of Trust, Security Agreements, Assignment of Liens and Security Interests, Financing Statements and Assignments of Production or any other mortgage or deed of trust executed by any one or more of the Borrower, a Guarantor or any of their respective Subsidiaries in favor of the Collateral Trustee for the ratable benefit of the Secured Parties in substantially the form of the attached Exhibit D or such other form as may be requested by the Administrative Agent, together with any assumptions or assignments of the obligations thereunder by the Borrower, any Guarantor or any of their respective Subsidiaries, and “Mortgages” shall mean all of such Mortgages collectively.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

“Notice of Interest Period” means a notice of Interest Period in the form of the attached Exhibit G signed by a responsible officer of the Borrower.

“Obligations” means all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Borrower, any Guarantor or any of their respective Subsidiaries to the Lenders under the Loan Documents.

“Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Liens” means the Liens permitted under Section 6.01.

“Permitted Prior Liens” means the Liens permitted under paragraphs (c) through (j) of Section 6.01.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledge Agreement” means a Pledge Agreement in substantially the form of the attached Exhibit H, executed by the Borrower or any of its Subsidiaries or any of the Guarantors.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

“Pro Rata Share” means, with respect to any Lender, the ratio (expressed as a percentage) of aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders (or if such Commitments have been terminated, the ratio (expressed as a percentage) of outstanding

Advances owing to such Lender to the aggregate outstanding Advances owing to all such Lenders.

“Register” has the meaning set forth in paragraph (c) of Section 9.06.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, a manager or the Responsible Officer of such Person’s managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options or other rights to purchase such Equity Interests.

“Sabine Documents” means, collectively, (a) the Omnibus Agreement entered into on October 31, 2005, among the Borrower, Carlile Management, LLC, Haddock Enterprises, LLC, and Sabine Production Partners, LP, without giving effect to any amendments, restatements, supplements, or other modifications thereof, and (b) the Compensation Reimbursement Agreement entered into on October 31, 2005, between Sabine Production Operating, LLC and the Borrower, without giving effect to any amendments, restatements, supplements, or other modifications thereof.

“Sabine Entity” means (a) Sabine Production Partners, LP, a Texas limited partnership, (b) Sabine Production Operating, LLC, a Texas limited liability company, or (c) Sabine Production Management, LLC, a Texas Production Management, LLC, but only so long as such entity is an Affiliate of the Borrower.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Administrative Agent, the Senior Administrative Agent, the Senior Lenders, and the Lenders.

“Security Agreements” means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any of its Subsidiaries, or any of the Guarantors.

“Security Instruments” means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreements, (d) the Security Agreements, (e) each other agreement, instrument or document executed at any time in connection with the Pledge Agreements, the Security Agreements, or the Mortgages, and (f) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

“Senior Administrative Agent” means Union Bank of California, N.A., or any successor appointed pursuant to the terms of the Senior Credit Agreement.

“Senior Credit Agreement” means the Credit Agreement among Borrower, the lenders executing such agreement from time to time, and Union Bank of California, N.A., as administrative agent and as issuing lender, as the same may be amended, supplemented, restated and otherwise modified from time to time.

“Senior Debt” means the “Obligations” as defined in the Senior Credit Agreement.

“Senior Lenders” means the lenders party to the Senior Credit Agreement from time to time.

“Senior Loan Documents” mean the Senior Credit Agreement, the promissory notes executed and delivered pursuant to the Senior Credit Agreement, and each other agreement, instrument, or document executed by the Borrower or any of its Subsidiaries or any of their Responsible Officers in connection with the Senior Credit Agreement.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Square One” means Square One Energy, Inc., a Texas corporation and a wholly owned Subsidiary of the Borrower.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that Tri-Flow shall not be considered a Subsidiary of the Borrower or any Guarantor.

“Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Reserve Value” means, with respect to any Proven Reserves, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower and its Subsidiaries collective interests in such reserves during the remaining expected economic lives of such reserves.  Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) appropriate adjustments shall be made for hedging operations, provided that Hedge Contracts, if any, with non-investment grade counterparties shall not be taken into account to the extent that such Hedge Contracts improve the position of or otherwise benefit the Borrower or any Subsidiary, (c) the pricing assumptions used in determining the Total Reserve Value for any particular reserves shall be based on the lower of the following: (i)(A) for natural gas, $6.00 per Mcf, and (B) for crude oil, $40.00 per Bbl, and (ii)(A) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub, provided that with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (B) for crude oil, the quotation for deliveries of crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied, (d) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to

Cushing, Oklahoma and Henry Hub New York Mercantile Exchange prices for each month during such period, and (e) not less than 60% the Total Reserve Value shall be attributable to proved developed producing reserves as set forth in the most recently delivered Independent Engineering Report.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage.

“Tri-Flow” means Tri-Flow, Inc., an Oklahoma corporation.

“Unused Commitment Amount” shall have the meaning attributed to it in the Senior Credit Agreement.

“WO Energy” means WO Energy of Nevada, Inc., a Nevada corporation.

“WO Energy Acquisition” means the acquisition of 100% of the issued and outstanding Equity Interest in WO Energy by the Borrower pursuant to the WO Energy Acquisition Instruments.

“WO Energy Acquisition Agreement” means that certain Agreement of Stock Purchase Agreement dated as of November 29, 2005, by and among the Borrower as purchaser, WO Energy and Miles O’Loughlin and Scott White, as sellers.

“WO Energy Acquisition Instruments” means, collectively, the WO Energy Acquisition Agreement, and all other documents, instruments, and agreements executed and delivered by the sellers and other parties named in the WO Energy Acquisition Agreement or the Borrower in connection with the WO Energy Acquisition.

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

Section 1.02           Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.03           Accounting Terms; Changes in GAAP.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements and the Interim Financial Statements).  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06 hereof, used in the preparation of the Financial Statements and the Interim Financial Statements).  In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

Section 1.04           Miscellaneous.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE II

CREDIT FACILITY

Section 2.01           Term Loan.

(a)     Term Loan.  Subject to the terms and conditions set forth herein, the Lenders agree to make on the Effective Date an Advance to the Borrower in the principal amount of $15,000,000.00.  Any Advance is not revolving in nature, and amounts repaid or prepaid may not be reborrowed under any circumstances.

(b)     Notes.  The indebtedness of the Borrower to each Lender resulting from an Advance owing to such Lender shall be evidenced by a Note of the Borrower payable to the order of such Lender, dated, in the case of (i) any Lender party hereto as of the Effective Date, the Effective Date or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Acceptance, as of the effective date of the Assignment and Acceptance, payable to the order of such Lender in a principal amount equal to such Lender’s funded Advance.

Section 2.02           Method of Borrowing.

(a)     Notice of Borrowing.  The Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing),

given not later than 10:00 a.m.  (Dallas, Texas time) on the third Business Day before the Effective Date, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by telecopier or telex.  The Notice of Borrowing shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein.  Upon the receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.06(a).  Each Lender shall, before 12:00 p.m. (Dallas, Texas time) on the date of the Borrowing, make available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.

(b)     Notice Irrevocable.  The Notice of Borrowing and Notice of Interest Period shall be irrevocable and binding on the Borrower.  The Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III including, without limitation, any loss (including any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c)     Administrative Agent Reliance.  Unless the Administrative Agent shall have received notice from a Lender before the date of the Borrowing that such Lender shall not make available to the Administrative Agent such Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable on such day to Advances comprising such Borrowing.  If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(d)     Lender Obligations Several.  The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, to make its Advance.  No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender.

(e)     Interest Period Notice.  Subject to the terms of this Agreement, the Borrower may select the applicable Interest Period to continue for the Advances under this Section 2.02 by delivering an irrevocable Notice of Interest Period to the Administrative Agent at the Administrative Agent’s office no later than 10:00 a.m.  (Dallas, Texas time) on the date which is at least three Business Days in advance of the termination of the then applicable Interest Period.  Each such Notice of Interest Period shall be in writing or by telex or telecopier confirmed immediately in writing specifying the information required therein.  Promptly after receipt of a Notice of Interest Period under this Section, the Administrative Agent shall provide each Lender with a copy thereof and notify each Lender of the applicable interest rate under Section 2.06.  If any such Notice of Interest Period does not specify an Interest Period, or if the Borrower fails to provide a Notice of Interest Period to the Administrative Agent by or on the date which is at least three Business Days in advance of the termination of the then applicable Interest Period, then Borrower shall be deemed to have selected an Interest Period of three months’ duration.

Section 2.03           Prepayment of Advance.  Borrower may not prepay any Advance during the first year following the Effective Date.  During the second year following the Effective Date, Borrower may prepay any Advance, after giving by 10:00 a.m. (Dallas, Texas time) at least three Business Days’ irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment.  If any such notice is given, the Borrower shall prepay the Advance by delivering to the Administrative an amount equal to 101% of the portion of the Advance Borrower wishes to prepay, in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be made in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof, and in an aggregate principal amount such that after giving effect thereto any Advance shall have a remaining principal amount outstanding with respect to any Advance of at least $500,000.  After the second year following the Effective Date, full prepayments of any Advance are permitted without restriction of amounts and without being subject to any prepayment premium, but are subject to any amount required to be paid pursuant to Section 2.09.

(a)     Illegality.  If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Advance of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 10:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the calendar quarter for the outstanding Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Advance made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date, and (ii) the right of the Borrower to continue the Advance from such Lender shall be suspended until such Lender gives notice to the Administrative Agent that the circumstances causing such suspension no longer exist.

(b)     No Additional Right; Ratable Prepayment.  The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.03, and all notices given pursuant to this Section 2.03 shall be irrevocable and binding upon the Borrower.  Each payment of any Advance pursuant to this Section 2.03 shall be made in a manner such that all Advances are paid in whole or ratably in part.

Section 2.04           Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of any Advance, together with any accrued interest thereon and such other amounts, if any, due pursuant to the terms of this Agreement, on the Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.

Section 2.05           Facility Fee.  At the Effective Date, the Borrower agrees to pay to the Administrative Agent a facility fee equal to $225,000.

Section 2.06           Interest.  The Borrower shall pay accrued interest on the unpaid principal amount of any Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum, on the last day of each Interest Period and (i) in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period, (ii) in the case of nine-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period and on the day which occurs during such Interest Period six months from the first day of such Interest Period, (iii) in the case of twelve-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period, on the day which occurs during such Interest Period six months from the first day of such Interest Period and on the day which occurs during such Interest Period nine months from the first day of such Interest Period:

(a)     Eurodollar Rate Advance. A rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time.

(b)     Additional Interest on Advances.  The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of any Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance.  Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

(c)     Usury Recapture.

(i)             If, with respect to any Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Lender.

(ii)            If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under Section 2.06 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

(iii)           NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS.  ACCORDINGLY, IF ANY LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER’S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOANS MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.

Section 2.07           Payments and Computations.

(a)     Payment Procedures.  The Borrower shall make each payment under this Agreement and under the Notes not later than 10:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without deduction, setoff, or counterclaim of any kind.  The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Section 2.06(b), 2.09, 2.10, 2.11, 8.05, or 9.07, but after taking into account payments effected pursuant to Section 9.04) in accordance with each Lender’s Pro Rata Share to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b)     Computations.  All computations of interest based on the Eurodollar Rate shall be made by the Administrative Agent, on the basis of a year of 360 days, for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(c)     Non-Business Day Payments.  Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next preceding Business Day.

(d)     Administrative Agent Reliance.  Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Eurodollar Rate for such day.

Section 2.08           Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advance made by it in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advance made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.09           Breakage Costs.  If (a) any payment of principal of any Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.03, the acceleration of the maturity of the Notes pursuant to Article VII, or otherwise, or (b) the Borrower fails to make a principal or interest payment with respect to any Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.10           Increased Costs.

(a)     Eurodollar Rate Advance.  If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining an Advance, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(b)     Capital Adequacy.  If any Lender determines in good faith, that compliance with any law or regulation adopted or changed after the date hereof or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend under this Agreement, then, upon 30 days’ prior written notice by such Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender, in light of such circumstances, with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend under this Agreement.  A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c)     Mitigation.  Each Lender claiming compensation pursuant to this Section 2.10 shall designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11           Taxes.

(a)     No Deduction for Certain Taxes.  Any and all payments by the Borrower shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) and, in the case of each Lender, Taxes by the jurisdiction of such Lender’s Lending Office or any political subdivision of such jurisdiction.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower’s obligation to deduct or withhold Taxes is caused solely by such Lender’s or the Administrative Agent’s failure to provide the forms described in paragraph (d) of this Section 2.11 and such Lender or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)     Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)     Indemnification.  THE BORROWER INDEMNIFIES EACH LENDER AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.11) PAID BY SUCH LENDER OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.  EACH PAYMENT REQUIRED TO BE MADE BY THE BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN 30 DAYS FROM THE DATE THE BORROWER RECEIVES WRITTEN DEMAND THEREFOR FROM THE ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AS ADMINISTRATIVE AGENT OR ANY SUCH LENDER.  IF ANY LENDER OR THE ADMINISTRATIVE AGENT RECEIVES A REFUND IN RESPECT OF ANY TAXES PAID BY THE BORROWER UNDER THIS PARAGRAPH (C), SUCH LENDER OR THE

ADMINISTRATIVE AGENT AS THE CASE MAY BE, SHALL PROMPTLY PAY TO THE BORROWER THE BORROWER’S SHARE OF SUCH REFUND.

(d)     Foreign Lender Withholding Exemption.  Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower.  Each Lender which delivers to the Borrower and the Administrative Agent a Form W8-ECI or W8-BEN and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form W8-ECI or W8-BEN and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W8-ECI or W8-BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.  If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms.  The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms.

ARTICLE III

CONDITIONS OF LENDING

Section 3.01           Conditions Precedent to Credit Extension.  The obligation of each Lender to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)     Documentation.  The Lenders shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Lenders, and, where applicable, in sufficient copies for each Lender:

(i)      this Agreement, a Note payable to the order of each Lender in the amount of its Commitment, the Guaranties, the Pledge Agreement, the Security Agreements, and Mortgages encumbering substantially all of the Borrower’s and its Subsidiaries’ Proven Reserves and Oil and Gas Properties (other than the Barnett Shale Properties but including the Oil and Gas Properties to be acquired under the WO Energy Acquisition) in connection therewith, and each of the other Loan Documents,  and all attached exhibits and schedules;

(ii)     a favorable opinion of the Borrower’s, its Subsidiaries’ and the Guarantors’ counsel dated as of the date of this Agreement and substantially in the form of the attached Exhibit K covering the matters discussed in such Exhibit and such other matters as any Lender through the Administrative Agent may reasonably request;

(iii)    copies, certified as of the date of this Agreement by a Responsible Officer of the Borrower of (A) the resolutions of the Board of Directors of the Borrower approving the Loan Documents to which the Borrower is a party, (B) the certificate of incorporation of the Borrower, (C) the bylaws of the Borrower and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note, and the other Loan Documents;

(iv)    certificates of a Responsible Officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents to which the Borrower is a party;

(v)     copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the Board of Directors (or other applicable governing body) of such Guarantor approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws of such Guarantor, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Guarantor is a party;

(vi)    a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Guarantor is a party;

(vii)   a certificate dated as of the date of this Agreement from the Responsible Officer of the Borrower stating that the conditions in this Section 3.01 have been met;

(viii) delivery by Borrower of evidence satisfactory to the Administrative Agent that, on or prior to the date hereof, a cash infusion of not less than $30,000,000 in the aggregate has been made to the Borrower in the form of common equity, Senior Debt or other types of capital acceptable to the Administrative Agent; appropriate UCC-1 and UCC-3, as applicable, Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(ix) stock certificates required in connection with the Pledge Agreements and stock powers executed in blank for each such stock certificate;

(x) insurance certificates naming the Collateral Trustee loss payee or additional insured, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments, and which is otherwise satisfactory to the Administrative Agent;

(xi) the initial Independent Engineer’s Report dated effective as of a date acceptable to the Administrative Agent;

(xii) the Collateral Trust and Intercreditor Agreement;

(xiii) copies, certified by a Responsible Officer of the Borrower, of all of the WO Energy Acquisition Instruments, together with all amendments, modifications or waivers thereto in effect on the Effective Date; and

(xiv) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.

(b)           Payment of Fees.  On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.05 and all costs and expenses that have been invoiced and are payable pursuant to Section 9.04.

(c)           Delivery of Financial Statements.  The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, (ii) the Interim Financial Statements and (iii) such other financial information as the Lenders may reasonably request.

(d)           Security Instruments.  The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent and the Lenders in their sole discretion necessary to determine that the Collateral Trustee (for its benefit and the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral (which shall include all of the Oil and Gas Properties of the Borrowers and the Guarantors, including the Oil and Gas Properties to be acquired under the WO Energy Acquisition, but excluding the Barnett Shale Properties) and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

(e)           Title.  The Administrative Agent shall be satisfied in its sole discretion with the title to the Oil and Gas Properties and that such Oil and Gas Properties constitute a percentage of such Collateral reasonably satisfactory to the Administrative Agent.

(f)            Environmental.  The Administrative Agent shall have received such Phase I environmental assessments or other reports as it may reasonably require and shall be satisfied with the condition of the Oil and Gas Properties with respect to the Borrower’s and its Subsidiaries’ compliance with Environmental Laws.

(g)           No Default.  No Default shall have occurred and be continuing.

(h)           Representations and Warranties.  The representations and warranties contained in Article IV hereof and in each other Loan Document shall be true and correct in all material respects.

(i)            Material Adverse Change.  No event or circumstance that could cause a Material Adverse Change shall have occurred.

(j)            No Proceeding or Litigation; No Injunctive Relief.  No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(k)           Consents, Licenses, Approvals, etc.  The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, the Guarantors and their respective Subsidiaries is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the other Loan Documents and the WO Energy Acquisition Instruments.  In addition, the Borrower, the Guarantors and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, the Guarantors and respective Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.  The Administrative Agent shall be satisfied that the consummation of the WO Energy Acquisition does not contravene any law or any contractual restriction binding on or affecting the Borrower or any Subsidiary, WO Energy or any other party to the WO Acquisition Instruments.

(l)            Hedging Arrangements.  The Borrower shall have entered into the Hydrocarbon Hedge Agreements and the Interest Hedge Agreements required by Section 5.12.

(m)          Material Agreements.  The Borrower shall have delivered to the Administrative Agent copies of all material contracts, agreements or instruments listed on the attached Schedule 4.21.

(n)           Senior Debt.  The Borrower shall have entered into the Senior Credit Agreement in the amount of at least $30,000,000, the terms and conditions thereof shall be reasonably satisfactory to the Administrative Agent and the Lenders and the conditions precedent set forth in Section 3.01 of the Senior Credit Agreement shall contemporaneously herewith have been satisfied or waived in writing as of the date hereof.  The Borrower shall have delivered to the Administrative Agent copies of the Senior Credit Agreement and each other agreement, instrument, or document executed by the Borrower or any of its Subsidiaries or any of their Responsible Officers at any time in connection with the Senior Credit Agreement on or before the date hereof.

(o)           Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the Borrower in the form of Exhibit F, with appropriate insertions and executed by a duly authorized Responsible Officer of the Borrower.

(p)           WO Energy Acquisition.  All conditions to the consummation and effectiveness of the WO Energy Acquisition (other than the payment of the purchase price) shall have been met. Furthermore, the Administrative Agent shall have received payoff letters in form and substance reasonably satisfactory to the Administrative Agent covering all Debt of WO Energy or any of its subsidiaries and outstanding on the date hereof other than the Debt permitted under Section 6.02(h) below.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.01           Existence; Subsidiaries.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to cause a material Adverse Change.  Each Subsidiary of the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to cause a material Adverse Change.  As of the date hereof, the Borrower has no Subsidiaries other than those listed identified in Schedule 4.01.

Section 4.02           Power.  The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Guarantors of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s and such Guarantors’ governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) the Borrower’s or any Guarantor’s certificate or articles of incorporation, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.  At the time of any Advance, such Advance and the use of the proceeds of such Advance, will be within the Borrower’s governing powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower’s certificate of incorporation and bylaws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.03           Authorization and Approvals.  No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby.  At the time of the Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing.

Section 4.04           Enforceable Obligations.  This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties and the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by the Guarantors.  Each Loan Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

Section 4.05           Financial Statements.

(a)     The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower and its consolidated Subsidiaries for their respective period in accordance with GAAP.  As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any Subsidiary, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b)     Since the date of the Financial Statements, no event or circumstance that could cause a Material Adverse Change has occurred.

(c)     As of the date hereof, the Borrower, the Guarantors and their respective Subsidiaries have no Debt other than the Debt listed on Schedule 4.05.

Section 4.06           True and Complete Disclosure.  All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Guarantors in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors in writing to the Administrative Agent or any of the Lenders was or shall be, true and accurate in all material respects on the date as of which such information was or is dated or certified and did not or does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.  All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.07           Litigation; Compliance with Laws.

(a)     There is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document.  Additionally, there is no pending or, to the best of the knowledge of the Borrower, threatened action or proceeding instituted against the Borrower or any of the Guarantors which seeks to adjudicate the Borrower or any of the Guarantors as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b)     The Borrower and its Subsidiaries have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property

Section 4.08           Use of Proceeds.  The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.09           Investment Company Act.  Neither the Borrower nor any of the Guarantors is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10           Public Utility Holding Company Act.  Neither the Borrower nor any of the Guarantors is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.  Neither the Administrative Agent nor any of the Lenders, solely by virtue of the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Loan Documents shall be or become subject to regulation (a) as a “holding company”, or an “affiliate” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) under the Federal Power Act, as amended, (c) as a “public utility” or “public service corporation” or the equivalent under the applicable law of any state, or (d) under the applicable laws of any state relating to public utilities or public service corporations.

Section 4.11           Taxes.

(a)     Reports and Payments.  All Returns (as defined below in clause (c) of this Section) required to be filed by or on behalf of the Borrower, the Guarantors, or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct, except where the failure to so file would not be reasonably expected to cause a Material Adverse Change; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements and the Interim Financial Statements, or (ii) taxes that are being contested in good faith.  The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

(b)     Taxes Definition.  “Taxes” in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

(c)     Returns Definition.  “Returns” in this Section 4.11 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

Section 4.12           Pension Plans.  All Plans are in compliance in all material respects with all applicable provisions of ERISA.  No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code.  No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code.  No Reportable Event under Section 4043 of ERISA and the regulations issued thereunder has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code.  The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits.  Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability.  As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.  Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.13           Condition of Property; Casualties.  Each of the Borrower and the Guarantors has good and marketable title to all of its Oil and Gas Properties as is customary in the oil and gas industry in all material respects, free and clear of all Liens except for Permitted Liens.  Each Borrower and the Guarantors has good and indefeasible title to all of its other Properties, free and clear of all Liens except for Permitted Liens.  The material Properties used or to be used in the continuing operations of the Borrower and each of the Guarantors are in good repair, working order and condition.  Since the date of the Financial Statements, neither the business nor the material Properties of the Borrower and each of the Guarantors, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.

Section 4.14           No Burdensome Restrictions; No Defaults.

(a)     Neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease, or other instrument to which the Borrower or any Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change or under any agreement in connection with any Debt, including, without limitation, the Senior Loan Documents.  Neither the Borrower nor any of its Subsidiaries has received any notice of default under any material contract, agreement, lease, or other instrument to which the Borrower or such Subsidiary is a party a copy of which has not been delivered to the Administrative Agent.

(b)     No Default has occurred and is continuing.

Section 4.15           Environmental Condition.

(a)     Permits, Etc.  The Borrower and the Guarantors (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Permit; and (iv) are not subject to any actual or contingent Environmental Claim, which could reasonably be expected to cause a Material Adverse Change.

(b)     Certain Liabilities.  To the Borrower’s actual knowledge, none of the present or previously owned or operated Property of the Borrower or any Guarantor or of any of their former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of the Guarantors, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(c)     Certain Actions.  Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or the Guarantors or any of their former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower’s best knowledge, future liability, if any, of the Borrower and the Guarantors which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.16           Permits, Licenses, Etc.  The Borrower and the Guarantors possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business.  The Borrower and the Guarantors manage and operate their business in all material respects in accordance with all applicable Legal Requirements and good industry practices.

Section 4.17           Gas Contracts.  Neither the Borrower nor any of the Guarantors, as of the date hereof, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower’s and its Subsidiaries’ Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any material amount, subject to, and none of the Borrower’s and the Guarantors’ Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

Section 4.18           Liens; Titles, Leases, Etc.  None of the Property of the Borrower or any of the Guarantors is subject to any Lien other than Permitted Liens.  On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions.  All leases and agreements for the conduct of business of the Borrower and the Guarantors are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any such leases or agreements which could reasonably be expected to cause a Material Adverse Change.  Neither the Borrower nor any of the Guarantors is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to secure the Obligations against their respective assets or Properties.

Section 4.19           Solvency and Insurance.  Before and after giving effect to the making of any Advance and before and after giving effect to the WO Energy Acquisition, each of the Borrower and its Subsidiaries is Solvent.  Additionally, each of the Borrower and its Subsidiaries carry insurance required under Section 5.02 of this Agreement.

Section 4.20           Hedging Agreements.  Schedule 4.20 sets forth, as of the date hereof, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and Hedge Contracts of the Borrower and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.21           Material Agreements.  Schedule 4.21 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof (other than the agreements set forth in Schedule 4.20) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Guarantors, and all obligations of the Borrower or any of the Guarantors to issuers of surety or appeal bonds issued for account of the Borrower or any such Guarantor, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation.  Also set forth on Schedule 4.21 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and the Guarantors relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons.  The Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the date hereof.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.01           Compliance with Laws, Etc.  The Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all Legal Requirements.  Without limiting the generality and coverage of the foregoing, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower, or any of its Subsidiaries do business; provided, however, that this Section 5.01 shall not prevent the Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.  Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Collateral Trustee an Acceptable Security Interest in the Borrower’s and its Subsidiaries’ Oil and Gas Properties (other than the Barnett Shale Properties).

Section 5.02           Maintenance of Insurance.

(a)     The Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent.  In addition, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements regarding insurance contained in the Security Instruments.

(b)     All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent.  All policies of insurance shall either have attached thereto a Lender’s loss payable endorsement for the benefit of the Collateral Trustee, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Collateral Trustee as an additional insured, as applicable.  The Borrower shall furnish the Administrative Agent with a certificate of insurance or a certified copy of all policies of insurance required.  All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage.  In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of the Borrower, or a Subsidiary or any party holding under the Borrower or a Subsidiary which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower and its Subsidiaries.  All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days’ prior written notice to the Administrative Agent.  In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.02, the proceeds of any insurance policy described above are paid to the Borrower or a Subsidiary, the Borrower shall deliver such proceeds to the Collateral Trustee immediately upon receipt.

Section 5.03           Preservation of Corporate Existence, Etc.  The Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or limited liability company, as applicable, existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

Section 5.04           Payment of Taxes, Etc.  The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

Section 5.05           Visitation Rights.  At any reasonable time and from time to time, upon reasonable notice, the Borrower shall, and shall cause its Subsidiaries to, permit the Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, the Borrower and any such Subsidiary, and (b) discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors.

Section 5.06           Reporting Requirements.  The Borrower shall furnish to the Administrative Agent and each Lender:

(a)     Annual Financials.  As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, commencing with fiscal year ending June 30, 2006, i) to the extent not otherwise provided in the Form 10-KSB filed by the Borrower with the SEC for such fiscal year end, a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the Borrower’s and its consolidated Subsidiaries’’ balance sheets as of the end of such fiscal year and the Borrower’s and its consolidated Subsidiaries’ statements of income, cash flows, and retained earnings, in each case certified by an independent certified public accountants of national standing reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower or any Subsidiary in connection with such audit, ii) any management letters delivered by such accountants to the Borrower, iii) the Form 10-KSB filed with the SEC for such fiscal year end, iv) a Compliance Certificate executed by a Responsible Officer of the Borrower and (v) a copy of the unaudited annual consolidating financial statements of each of its Subsidiaries, including therein such Subsidiary’s balance sheet and statements of income, cash flows, and retained earnings for such fiscal year;

(b)     Quarterly Financials.  As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its consolidated Subsidiaries, commencing with the fiscal quarter ending December 31, 2005, (i) to the extent not otherwise provided in the Form 10QSB for such fiscal quarter end,  the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP (ii) the Form 10QSB filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate executed by the Responsible Officer of the Borrower;

(c)     Oil and Gas Reserve Reports.

(i)            As soon as available but in any event on or before each September 30 of each year, an Independent Engineering Report dated effective as of July 1 for such year;

(ii)           As soon as available but in any event on or before March 31 of each year an Internal Engineering Report dated effective as of the immediately preceding January 1;

(iii)          Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties;

(iv)          With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (A) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (B) the Borrower or its Subsidiary, as applicable, owns good and marketable title to the Oil and Gas Properties evaluated in such Engineering Report, as is customary in the oil and gas industry, and such Oil and Gas Properties are subject to an Acceptable Security Interest and free of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) none of its Oil and Gas Properties have been sold except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (E) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Engineering Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (F) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower or to its Subsidiary, as applicable, from its Oil and Gas Properties, (G) except as set forth on a schedule attached to the certificate, all of the Oil and Gas Properties evaluated by such Engineering Report are pledged as Collateral for the Obligations, and (H) attached to the certificate is a monthly cash flow budget for the twelve months following the delivery of such certificate setting forth the Borrower’s projections for production volumes, revenues, expenses, taxes and budgeted capital expenditures during such period;

provided that, notwithstanding anything herein to the contrary, this Section 5.06(c) shall not apply to the Barnett Shale Properties.

(d)     Production Reports.  As soon as available and in any event within 45 days after the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (other than the Barnett Shale Properties) and detailing on a quarterly basis (i) the production, revenue, and price information and associated operating expenses for each such quarter, (ii) any changes to any producing reservoir, production equipment, or producing well during each such quarter, which changes could cause a Material Adverse Change and (iii) any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties during each such quarter (other than the Barnett Shale Properties);

(e)     Defaults.  As soon as possible and in any event within five days after (i) the occurrence of any Default or (ii) the occurrence of any default under any instrument or document evidencing Debt of the Borrower or any Subsidiary, in each case known to any officer of the Borrower or any of its Subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or default, as applicable, and the actions which the Borrower or such Subsidiary has taken and proposes to take with respect thereto;

(f)      Termination Events.  As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;

(g)     Termination of Plans.  Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(h)     Other ERISA Notices.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(i)      Environmental Notices.  Promptly upon the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor that could cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower or any Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located;

(j)      Other Governmental Notices.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;

(k)     Material Changes.  Prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which they or their Properties may be bound;

(l)      Disputes, Etc.  Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes pending, or to the knowledge of the Borrower threatened, or affecting the Borrower, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any of its Subsidiaries and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000.

(m)    Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter or report;

(n)     Notices Under Other Loan Agreements.  Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06; and

(o)     SEC Filings.  Promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower or any of its Subsidiaries sends to or files with the SEC or sends to any shareholder of the Borrower or of any of its Subsidiaries; and

(p)     Other Information.  Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.  The Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Agreement.

Section 5.07           Maintenance of Property.  The Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in good condition and repair; and shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.08           Agreement to Pledge.  The Borrower shall, and shall cause each Subsidiary to, grant to the Collateral Trustee an Acceptable Security Interest in any Property of the Borrower or any Subsidiary now owned or hereafter acquired (other than the Barnettt Shale Properties) promptly after receipt of a written request from the Administrative Agent.

Section 5.09           Use of Proceeds.  The Borrower shall use the proceeds of the Advances to fund (a) a portion of the purchase price for the WO Energy Acquisition in accordance with the WO Energy Acquisition Instruments), (b) acquisitions of Oil and Gas Properties, (c) for working capital purposes and (d) for general corporate purposes.

Section 5.10           Title Evidence and Opinions.  The Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall include information regarding the before payout and after payout ownership interests held by the Borrower and the Borrower’s Subsidiaries, for all wells located on the Oil and Gas Properties (other than the Barnett Shale Properties), covering at least 80% of the present value of the Proven Reserves of the Borrower and its Subsidiaries and at least 80% of the present value of the proved developed producing reserves of the Borrower and its Subsidiaries as determined by the Administrative Agent.  Within 90 days after the date hereof, the Borrower shall deliver to the Administrative Agent title opinions in favor of the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent and issued by title counsel satisfactory to the Administrative Agent covering the Oil and Gas Properties of the Borrower and its Subsidiaries located in the fields identified on Schedule 5.10.  Upon satisfaction of the requirements in the immediately preceding sentence, the borrower shall have complied with this Section 5.10 with respect to the Oil and Gas Properties of the Borrower and its Subsidiaries existing on the date hereof.

Section 5.11           Further Assurances; Cure of Title Defects.  The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement.  The Borrower hereby authorizes the Administrative Agent and the Collateral Trustee to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents.  The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Within 30 days after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that the Borrower has failed to comply with Section 5.10 above, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and its Subsidiaries’ ownership of such Oil and Gas Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.10.

Section 5.12           Hedging Arrangements.  The Borrower shall, on or before the date of this Agreement, enter into, and from and after the date hereof maintain, the Hydrocarbon Hedge Agreements as described on Schedule 5.12 for a minimum period of at least three years as of the end of December 31, 2006 and for each fiscal quarter ending thereafter, but not required to extend beyond the Maturity Date.

Section 5.13           Bank Accounts.  The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain their principal operating accounts and other deposit accounts with the Administrative Agent or any Lender or any other bank that has executed an account control agreement reasonably acceptable in form and substance to the Administrative Agent, or (b) within 30 days from the date hereof, provide an account control agreement reasonably acceptable in form and substance to the Administrative Agent and executed by each depository bank that holds any operating accounts or deposit accounts of the Borrower or any Guarantor and in existence on the date hereof.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, or any Lender shall have any Commitment, the Borrower agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.01           Liens, Etc.  The Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume, or suffer to exist:

(a)     Liens created by the Security Instruments;

(b)     purchase money Liens or purchase money security interests upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business prior to or at the time of the Borrower’s or such Subsidiary’s acquisition of such equipment; provided that, the Debt secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Borrower and its Subsidiaries, and (iii) is not increased in amount;

(c)     Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(d)     Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;

(e)     Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower or the relevant Subsidiary to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

(f)      royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments;

(g)     Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower;

(h)     operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; and

(i)      easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply.

Section 6.02           Debts, Guaranties, and Other Obligations.  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:

(a)     Debt of the Borrower and its Subsidiaries under the Loan Documents;

(b)     Debt of the Borrower and its Subsidiaries under the Senior Loan Documents;

(c)     Debt in the form of obligations for the deferred purchase price of Property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

(d)     Debt secured by the Liens permitted under paragraph (b) of Section 6.01 in an aggregate amount not to exceed $3,000,000 at any time;

(e)     Debt under Hydrocarbon Hedge Agreements which are not prohibited by the terms of Section 6.14; and

(f)      Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties.

(g)           Debt of the Borrower or any Subsidiary owing to the Borrower or to any other Subsidiary; provided that such Debt is subordinated to the Obligations on terms acceptable to the Administrative Agent in its sole discretion; and

(h)           Debt of WO Energy and W.O. Operating Company, Ltd owing to First National Bank of Arizona-New Mexico Division under the $250,000 promissory note dated November 1, 2004 and related to a letter of credit facility; provided that, such Debt is unsecured and the amount of such Debt is not increased in amount; and

(i)            Debt that constitutes a renewal, refinancing, or extension of any Debt referred to in clause (d) of this Section 6.02; provided that (i) no Lien existing at the time of such renewal, refinancing or extension shall be extended to cover any property not already subject to such Lien, and (ii) the principal amount of any Debt renewed, refinanced or extended shall not exceed the amount of such Debt outstanding immediately prior to such renewal, refinancing or extension.

Section 6.03           Agreements Restricting Liens and Distributions.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments and the Senior Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.04           Merger or Consolidation; Asset Sales.  The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) merge or consolidate with or into any other Person without the prior consent of all of the Lenders; provided that the Borrower or any subsidiary may merge or consolidate into the Borrower or any Guarantor if the Borrower or such Guarantor is the surviving entity; or (b) sell, lease, transfer, assign, farm-out, convey, or otherwise dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) other than: (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale of the Barnett Shale Properties and (iii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use.

Section 6.05           Restricted Payments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that if no Default has occurred both before and after giving effect to the making of such Restricted Payment, the Subsidiaries may make Restricted Payments to the Borrower, (b) the Borrower may make Restricted Payments to officers, directors, consultants and employees of the Borrower or any Guarantor in any form other than cash or other assets of the Borrower, and (c) the Borrower may make Restricted Payments to such officers, directors, consultants and employees of the Borrower or any Guarantor in the form of cash in an aggregate amount not to exceed $1,000,000 per fiscal year.

Section 6.06           Investments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including, without limitation, the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person or any Oil and Gas Properties or activities related to Oil and Gas Properties, except:

(a)     Liquid Investments;

(b)     trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c)     creation of any additional Subsidiaries or acquisition of Oil and Gas Properties in compliance with Section 6.15;

(d)     the loans, advances, capital contributions, investments, and commitments made prior to the date hereof and identified in the Interim Financial Statements; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other than by appreciation);

(e)     investments received in connection with the bankruptcy or reorganization of or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; provided that, the aggregate amount of such investment shall not exceed $1,000,000 (other than by appreciation);

(f)      investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any sale of assets permitted hereunder;

(g)     the WO Energy Acquisition pursuant to the terms of the WO Energy Acquisition Instruments; and

(h)     loan, advances, capital contributions, and investments in the Sabine Entities in an aggregate amount not to exceed $500,000.

Section 6.07           Affiliate Transactions.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided that, so long as no Default would occur as a result thereof, the restriction set forth in this Section 6.07 shall not apply to transactions contemplated and permitted by the Sabine Documents.

Section 6.08           Compliance with ERISA.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan.

Section 6.09           Sale-and-Leaseback.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.10           Change of Business.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will the Borrower or any Subsidiary operate any business in any jurisdiction other than the United States, including the Gulf of Mexico.

Section 6.11           Organizational Documents, Name Change.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend, supplement, modify or restate their articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents where such amendment, supplement, modification or restatement could have an adverse effect on the Lenders as determined by the Administrative Agent in its sole reasonable discretion, or amend its name or change its jurisdiction of incorporation, organization or formation without prior written notice to, and prior consent of, the Administrative Agent.

Section 6.12           Use of Proceeds.  The Borrower will not permit the proceeds of any Advance to be used for any purpose other than those permitted by Section 5.09.  The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or shall take, nor permit any of the Borrower’s Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 6.13           Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 6.14           Limitation on Speculative Hedging.  Other than the Hedge Contracts required to be entered into and maintained pursuant to Section 5.12 hereof, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or similar hedge arrangement for speculative purposes, or (b) be party to or otherwise enter into any Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s operations, (ii) covers notional volumes in excess of 80% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries during the period such hedge arrangement is in effect, or (iii) is longer than two years in duration.

Section 6.15           Additional Subsidiaries; Additional Oil and Gas Properties.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries or acquire any additional Oil and Gas Properteis without (a) such new Subsidiary executing and delivering to the Administrative Agent, at its request, a Guaranty, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as the Administrative Agent or the Majority Lenders may reasonably request, (b) the delivery by the Borrower of any certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request; and (c) the Borrower or such Subsidiary acquiring such Oil and Gas Properties executing and delivering to the Administrative Agent a new Mortgage or a supplement to an existing Mortgage encumbering such Oil and Gas Properties;

provided that, in any event, no Subsidiary may be created or acquired and no Oil and Gas Properties may be acquired if a Default has occurred before or after giving effect to such creation or acquisition of the new Subsidiary or the acquisition of the additional Oil and Gas Properties.

Section 6.16           Account Payables.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow (a) any of its trade payables or other accounts payable to be outstanding for more than 90 days (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established) and (b) the weighted average maturity of all such trade payables to exceed 120 days.

Section 6.17           Current Ratios.

(a)     The Borrower shall not permit the ratio of, as of the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending December 31, 2005, its current assets to its current liabilities, to be less 1.00 to 1.00.  For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the aggregate Unused Commitment Amounts but shall exclude (A) any cash deposited with or at the request of a counterparty to any Hedge Contract or any other similar hedge arrangement and (B) any assets representing a valuation account arising from the application of SFAS 133 and 143, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long-term Debt existing under this Agreement and any liabilities representing a valuation account arising from the application of SFAS 133 and 143; or

(b)     The Borrower shall not permit the ratio of, as of the end of each fiscal quarter of the Borrower, utilizing the most recent Engineering Report delivered to the Administrative Agent and each Lender and beginning with the fiscal quarter ending December 31, 2005, its Total Reserve Value to consolidated Debt to be less than 1.50 to 1.00.

Section 6.18           Debt Coverage Ratio.  The Borrower (a) shall not permit the ratio of, as of the fiscal quarter ending March 31, 2006, (i) the consolidated Debt of the Borrower for the fiscal quarter period then ended multiplied by four, to be greater than 5.00 to 1.00; (b) shall not permit the ratio of, as of the fiscal quarter ending June 30, 2006, (i) the consolidated Debt of the Borrower as of such fiscal quarter end to (ii) the consolidated EBITDA of the Borrower for the two fiscal quarter period then ended multiplied by two, to be greater than 4.50 to 1.00; (c) shall not permit the ratio of, as of the fiscal quarter ending September 30, 2006, (i) the consolidated Debt of the Borrower as of such fiscal quarter end to (ii) the consolidated EBITDA of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to be greater than 4.00 to 1.00; and (d) shall not permit the ratio of, as of each fiscal quarter ending on or after December 31, 2006, (i) the consolidated Debt of the Borrower as of such fiscal quarter end to (ii) the consolidated EBITDA of the Borrower for the four- fiscal quarter period then ended, to be greater than 4.00 to 1.00.

Section 6.19           Interest Coverage Ratio.  The Borrower shall not permit the ratio of, as of the fiscal quarter ending March 31, 2006, (i) the consolidated EBITDA of the Borrower for the fiscal quarter period then ended multiplied by four, to (ii) the combined (but not duplicative) consolidated Interest Expense of the Borrower and its Subsidiaries for the fiscal quarter period then ended multiplied by four, to be less than 2.00 to 1.00; (b) shall not permit the ratio of, as of the fiscal quarter ending June 30, 2006, (i) the consolidated EBITDA of the Borrower for the two fiscal quarter period then ended multiplied by two, to (ii) the consolidated Interest Expense of the Borrower for the two fiscal quarter period then ended multiplied by two, to be less than 2.00 to 1.00; (c) shall not permit the ratio of, as of the fiscal quarter ending September 30, 2006, (i) the consolidated EBITDA of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to (ii) the consolidated Interest Expense of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to be less than 2.00 to 1.00; and (d) shall not permit the ratio of, as of the end of any fiscal quarter ending on or after December 31, 2006, (i) the consolidated EBITDA of the Borrower, calculated for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended, to be less than 2.00 to 1.00.

Section 6.20           Senior Debt.  Except as otherwise permitted by the terms of the Collateral Trust and Intercreditor Agreement none of the Borrower or any of its Subsidiaries shall (a) make any optional, mandatory or scheduled payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of the Senior Debt, or (b) amend, supplement or otherwise modify the terms of the Senior Debt.

Section 6.21           Non-Guarantor Subsidiary.  Notwithstanding anything to the contrary contained herein, including any provision of this Article VI, the Borrower shall not, nor shall it permit any of its subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of Tri-Flow, (b) sell, assign, pledge, or otherwise transfer any of its Properties to Tri-Flow, or (c) make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, Tri-Flow or in any Properties of Tri-Flow other than the loans, advances, capital contributions, investments, and commitments made prior to the date hereof in Tri-Flow; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other then by appreciation).

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.01           Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)     Payment.  The Borrower shall (i)  fail to pay when due any principal,  or interest payable hereunder or under the Notes or (ii) fail to pay, within 3 Business Days of when due, any other amounts (including fees, reimbursements, and indemnifications) payable hereunder, under the Notes, or under any other Loan Document;

(b)     Representation and Warranties.  Any representation or warranty made or deemed to be made (i) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document, or (ii) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed to be made;

(c)     Covenant Breaches.  The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to (i) perform or observe any covenant contained in Section 5.02(a), Section 5.03, Section 5.06(e), Section 5.12, or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the occurrence of such breach or failure;

(d)     Cross-Defaults.  (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (including, without limitation, the Senior Credit Agreement) which is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Debt of the Borrower, such Subsidiary, or such Guarantor so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, for purposes of this subsection 7.01(d), the “principal amount” of the obligations in respect of any Hedging Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Contracts were terminated at such time.

(e)     Insolvency.  The Borrower, any Guarantor or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any of its Subsidiaries, or any Guarantor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower, any such Subsidiary or any such Guarantor either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, any of its Subsidiaries, or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f)      Judgments.  Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)     Termination Events.  Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $1,000,000 (or in the case of a Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);

(h)     Plan Withdrawals.  The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $1,000,000.

(i)      Change in Control.  The Borrower shall have discontinued its usual business or a Change in Control shall have occurred;

(j)      Loan Documents.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing;

(k)     Security Instruments.  (i) The Collateral Trustee shall fail to have an Acceptable Security Interest in any portion of the Collateral as determined in the sole discretion of the Collateral Trustee, (ii) the Collateral Trustee shall fail to have an Acceptable Security Interest in any immaterial portion of the Collateral as determined in the sole discretion of the Collateral Trustee and such failure continues for more than 30 days after the Administrative Agent shall have given notice thereof, and a request to cure such failure, to the Borrower, or (iii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower, any Guarantor or any of their respective Subsidiaries;

(l)      Potential Failure of Title.  The title of the Borrower, any Guarantor or any of their respective Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages, or any material part thereof, shall become the subject matter of litigation before any Governmental Authority or arbitrator which could reasonably be expected to result in a Material Adverse Change with respect to the Borrower’s, such Guarantor’s or such Subsidiary’s title to such Oil and Gas Properties;

(m)    Material Adverse Change.  An event resulting in a Material Adverse Change shall have occurred;

(n)     Casualty.  Loss, theft, substantial damage or destruction of a material portion of the Collateral the subject of any Security Instrument not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) shall have occurred;

(o)     Senior Credit Agreement.  An “Event of Default” under the Senior Credit Agreement shall have occurred.

(p)     Collateral Trust and Intercreditor Agreement.  The subordination provisions of the Collateral Trust and Intercreditor Agreement shall be invalidated or otherwise cease to be in full force and effect.

Section 7.02           Optional Acceleration of Maturity.  If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

(a)     the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make extensions of credit hereunder, including making Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)     the Collateral Trustee shall at the request of, or may with the consent of, the Required Plurality (as defined in the Collateral Trust and Intercreditor Agreement) proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.03           Automatic Acceleration of Maturity.  If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

(a)     (i) the obligation of each Lender to make extensions of credit hereunder, including making Advances, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)     the Collateral Trustee shall at the request of, or may with the consent of, the Required Plurality proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.04           Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured.  The Administrative Agent and each Lender agrees to promptly notify the Borrower after any such set-off and application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 7.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent or such Lender may have.

Section 7.05           Non-exclusivity of Remedies.  No remedy conferred upon the Administrative Agent and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.06           Application of Proceeds.  From and during the continuance of any Event of Default, any monies or Property actually received by the Collateral Trustee pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations, shall be applied in the order set forth in the Collateral Trust and Intercreditor Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01           Authorization and Action.  Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

Section 8.02           Administrative Agent’s Reliance, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Administrative Agent:  (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or its Subsidiaries or to inspect the Property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.03           The Administrative Agent and Its Affiliates.  With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent.  The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

Section 8.04           Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and the Interim Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.05           Indemnification.  THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.06           Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders upon receipt of written notice from the Majority Lenders to such effect.  Upon receipt of notice of any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with, if any Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

Section 9.01           Amendments, Etc.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following:  (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Loan Document, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the Maturity Date or the Commitment Termination Date, (e) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (f) amend Section 2.08 or this Section 9.01, (g) amend the definition of “Majority Lenders,” (h) release any Guarantor from its obligations under any Guaranty, (i) permit the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other Person or amend Section 6.04(a), (j) release any Collateral securing the Obligations, except for releases of Collateral sold as permitted by this Agreement or (k) amend or waive any provision of, nor consent to any departure by any party thereto from, the Collateral Trust and Intercreditor Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, as the case may be, under this Agreement or any other Loan Document.

Section 9.02           Notices, Etc.  All notices and other communications shall be in writing (including, without limitation, telecopy or telex) and mailed by certified mail, return receipt requested, telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, when so mailed, telecopied, telexed, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when telecopy transmission is completed, when confirmed by telex answer-back, or when delivered by such messenger or courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

Section 9.03           No Waiver; Remedies.  No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any

Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04           Costs and Expenses.  The Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, the Guaranties, and the other Loan Documents including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and (b) all out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, the Guaranties, and the other Loan Documents.

Section 9.05           Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.06           Lender Assignments and Participations.

(a)     Assignments.  Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Advances, (ii) the amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $2,500,000 and shall be an integral multiple of $500,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent or an Affiliate of a Lender) shall pay to the Administrative Agent a $3,500 administrative fee.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)     Term of Assignments.  By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and Interim Financial Statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)     The Register.  The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)     Procedures.  Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.  Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Commitment, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Commitment hereunder, a new Note to the order of such Lender in an amount equal to the Commitment retained by it hereunder.  Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit E.

(e)     Participations.  Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (v) such Lender shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of any Collateral, permitting the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other,  postponement of any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or extensions of the Maturity Date or the Commitment Termination Date.  The Borrower hereby agrees that participants shall have the same rights under Sections 2.12, 2.13, 2.14(c), and 9.07 as a Lender to the extent of their respective participations.

Section 9.07           Indemnification; Waiver.

(a)     Indemnification.  THE BORROWER SHALL, AND DOES HEREBY INDEMNIFY, THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, AND EACH OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR

THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT, OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE THEREOF) THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (II) ANY ADVANCE OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY GUARANTOR, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(b)     Waiver of Damages.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 9.08           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.

Section 9.09           Survival of Representations, Etc.  All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties.  All obligations of the Borrower provided for in Sections 2.12, 2.13, 2.14(c), 9.04, and 9.07 and all of the obligations of the Lenders in Section 8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.10           Severability.  In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.11           Business Loans.  The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code.  At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.

Section 9.12           Governing Law; Submission to Jurisdiction.  This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex.  Rev. Civ.  Stat.  Ann.  Art.  5069, Ch.  15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect.  The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement.  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.13           WAIVER OF JURY TRIAL.  THE BORROWER, THE LENDERS, AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.14           ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.  Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:

CANO PETROLEUM, INC., a Delaware corporation

	By:	/s/ S. Jeffrey Johnson
	Name:	S. Jeffrey Johnson
	Title:	Chief Executive Officer

[Signature Page- Subordinated Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, a Cayman Islands Company

By:	/s/ Mark Margason
Name: Mark Margason
Title: Authorized Signer

[Signature Page- Subordinated Credit Agreement]

LENDER:

UNIONBANCAL EQUITIES, INC., a corporation

By:	/s/ Michael A. Ross
Name:	Michael A. Ross
Title:	Vice President

[Signature Page- Subordinated Credit Agreement]

SCHEDULE I

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Subordinated Credit Agreement.

Administrative Agent/Lender:

Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio

Grand Pavilion Commercial Centre

802 West Bay Road, Suite 14

George Town, Grand Cayman, B.W.I., Cayman Islands

Attention: Michael Proctor

Facsimile: (345) 949-8066

with a copy to:

Mitchell Energy Partners

7515 Greenville Avenue, Suite 905

Dallas, Texas 75231

Attention: Mynan C. Feldman

Facsimile: (469) 916-7489

Lender:

UnionBanCal Equities, Inc.

445 S. Figueroa Street, 13th Floor

Los Angeles, CA  90071

Attention: Michael Ross, Vice President

Facsimile: (213) 236-7619

Borrower:

Cano Petroleum, Inc.

309 West 7th Street, Suite 1600

Forth Worth, Texas 76102

Attention: Mike Ricketts, CFO

Facsimile: (817) 334-0222

Lenders:	Commitments
Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio	$10,000,000
UnionBanCal Equities, Inc.	$5,000,000
Total:	$15,000,000

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

(1)   For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)   For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)   Select as appropriate.

(4)   Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignor[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	CANO PETROLEUM, INC., a Delaware corporation

4.	Administrative Agent:	ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Subordinated Credit Agreement dated as of November , 2005 among Borrower, the Lenders party thereto from time to time, and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment /Advance for all Lenders	Amount of Commitment / Advances Assigned(5)	Percentage Assigned of Commitment / Advances(6)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

7.	Trade Date:	(7)

Effective Date:                    , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](8)
[NAME OF ASSIGNOR]

By:
Name:
Title:

(5)   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(6)   Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.

(7)   To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

(8)   Add additional signature blocks as needed.

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[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] (9) Accepted:

ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as Administrative Agent

By:
Name:
Title:

[Consented to:] (10)

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

(9)   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(10) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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Annex 1

To Exhibit A – Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1 Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 3.01(c) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the

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obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

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EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM        , 200   TO         , 200

This certificate dated as of                ,       is prepared pursuant to the Subordinated Credit Agreement dated as of November   , 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), the lenders party thereto (the “Lenders”), and ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned hereby certifies that:

(a)                                  all of the representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

[(b)          that no Default or Event of Default has occurred or is continuing; and]

[(b)          the following Default[s] or Event[s] of Default exist as of the date hereof or have occurred since the date of the Borrower’s previous certification to the Administrative Agent, if any, and the actions set forth below are being taken to remedy such circumstances:

                                    ; and]

(c) that as of the last day of the previous quarter the following statements, amounts, and calculations were true and correct:

I.                                         Current Ratios—Section 6.17.

(a) consolidated current assets(1)	$

(b) consolidated current liabilities(2)	$

Current ratio = (a) to (b) =

Minimum current ratio not less than:	1.00 to 1.00

COMPLIANCE?	YES NO

(1) “current assets” shall include the aggregate Unused Commitment Amounts of the Lenders, but shall exclude (A) any cash deposited with or at the request of a counterparty to any Hedge Contract or any other similar hedge arrangement and (B) any assets representing a valuation account arising from the application of SFAS 133 and 143.

(2) “current liabilities” shall exclude, as of the date of calculation, the current portion of long-term Debt existing under the Credit Agreement and any liabilities representing a valuation account arising from the application of SFAS 133 and 143.

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(c) Total Reserve Value	$

(d) consolidated Debt	$

Current ratio = (c) to (d) =

Minimum current ratio not less than:	1.50 to 1.00

COMPLIANCE?	YES NO

II.            Debt Coverage Ratio—Section 6.18.

(a)	consolidated Debt

(b)	consolidated EBITDA(3) =

(i) + [(ii) + (iii) + (iv)](4) — (v) =			$

	(i)	Consolidated Net Income	$

	(ii)	consolidated Interest Expense	$

	(iii)	taxes	$

	(iv)	depreciation, amortization, depletion & other non-cash items(5)	$

	(v)	all non-cash items of income included in determining Consolidated Net Income(6)	$

Debt Coverage Ratio = (a) to (b) =

Maximum Debt Coverage Ratio:	[5.00 to 1.00] [4.50 to 1.00]
[4.00 to 1.00] [4.00 to 1.00](7)

(3)   EBITDA shall be measured by the four fiscal quarter period then ended.  Furthermore, (a) for the fiscal quarter ending March 31, 2006, EBITDA shall be calculated using EBITDA for the fiscal quarter period then ended multiplied by 4;  (b) for the fiscal quarter ending June 30, 2006, EBITDA shall be calculated using EBITDA for the two fiscal quarter period then ended multiplied by 2; (c) for the fiscal quarter ending September 30, 2006, EBITDA shall be calculated using EBITDA for the three fiscal quarter period then ended multiplied by 4/3 and (d) for fiscal quarters ending on or after December 31, 2006, EBITDA shall be calculated using EBITDA for the four fiscal quarters then ended.

(4)   Items (ii) – (iv) shall be included to the extent deducted in determining Consolidated Net Income.

(5)   Other non-cash items should include any provisions for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of SFAS 133 or 143.

(6)   Non-cash items of income should include any items resulting from the requirements of SFAS 133 or 143.

(7)   (a) For the fiscal quarter ending March 31, 2006, use 5.00 to 1.00;  (b) for the fiscal quarter ending June 30, 2006, use 4.50 to 1.00; (c) for the fiscal quarter ending September 30, 2006, use 4.00 to 1.00 and (d) for fiscal quarters ending on or after December 31, 2006, use 4.00 to 1.00.

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COMPLIANCE?	YES NO

III.           Interest Coverage Ratio—Section 6.19.

(a) consolidated EBITDA = See II(b) above =	$

(b) consolidated Interest Expense(8)=	$

Interest Coverage Ratio = (a) to (b) =

Minimum Interest Coverage Ratio =	2.00 to 1.00

COMPLIANCE?	YES NO

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                  , 20    .

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

(8)   (a) for the fiscal quarter ending March 31, 2006, Interest Expense shall be calculated using Interest Expense for the fiscal quarter period then ended multiplied by 4;  (b) for the fiscal quarter ending June 30, 2006, Interest Expense shall be calculated using Interest Expense for the two fiscal quarter period then ended multiplied by 2; (c) for the fiscal quarter ending September 30, 2006, Interest Expense shall be calculated using Interest Expense for the three fiscal quarter period then ended multiplied by 4/3 and (d) for fiscal quarters ending on or after December 31, 2006, Interest Expense shall be calculated using Interest Expense for the four fiscal quarters then ended.

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EXHIBIT C

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of November 29, 2005 (this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent (the “Administrative Agent”) for the ratable benefit of itself, the Lenders (as defined below)(the Administrative Agent and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

INTRODUCTION

A.            This Guaranty is given in connection with that certain Subordinated Credit Agreement dated as of November 29, 2005 (as it has been or may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Cano Petroleum, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (individually a “Lender” and collectively, the “Lenders”), and the Administrative Agent.

B.            Each Guarantor is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

C.            Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Advances under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor, whether or not such Guarantor derives any benefit from the Credit Agreement or from any other Loan Document.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1.               Definitions.  All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2.               Guaranty.

(a)           Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a

1

bankruptcy, reorganization or similar proceeding involving the Borrower or such other Subsidiary.

(b)           It is the intention of the Guarantors and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Legal Requirements applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3.               Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto but subject to Section 2(b) above.  The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Loan Documents or in connection with any Hedge Contract, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Loan Documents, or any other amendment or waiver of or any consent to departure from, any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c)           any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

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(e)           any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(f)            any failure of any Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to any Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);

(g)           any signature of any officer of the Borrower or any other Person being mechanically reproduced in facsimile or otherwise; or

(h)           any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4.               Continuation and Reinstatement, Etc.  Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Lender or the Administrative Agent receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.  EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5.               Waivers and Acknowledgments.

(a)           Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any Property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b)           Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower and its Subsidiaries

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contemplated by the Loan Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Section 6.               Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash and all Commitments shall have expired or terminated.  If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty and (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 7.               Representations and Warranties.  Each Guarantor hereby represents and warrants as follows:

(a)           There are no conditions precedent to the effectiveness of this Guaranty.  Such Guarantor benefits from executing this Guaranty.

(b)           Such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

(c)           The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8.               Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default, any Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or

4

final) and other indebtedness owing by such Beneficiary to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured.  Such Beneficiary shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.

Section 9.               Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor, the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) other than to the extent expressly provided in such amendment, waiver or consent, limit the liability of any Guarantor hereunder (it being understood that waivers and amendments permitted to be made under the Credit Agreement by the Required Lenders with respect to any of the underlying obligations guaranteed hereunder shall not be deemed to limit the liability of any Guarantor within the meaning of this clause (a), (b) postpone any date fixed for payment hereunder in respect of any of the Guaranteed Obligations that is principal of, or interest on, the Notes or any fees, or (c) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes required to take any action hereunder.

Section 10.             Notices, Etc.  All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.02 of the Credit Agreement and if to a Guarantor, at its address specified on the signature page hereto and if to the Administrative Agent or any Lender, at its address specified in or pursuant to the Credit Agreement.  All such notices and communications shall be effective when delivered, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.  Delivery of an executed counterpart signature page of this Guaranty by facsimile is as effective as executing and delivering this Guaranty in the presence of the other parties to this Guaranty.

Section 11.             No Waiver: Remedies.  No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.             Continuing Guaranty: Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Loan Documents, and the termination of all the Commitments, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender, and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns.  Without limiting the

5

generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement.  Each Guarantor acknowledges that upon any Person becoming a Lender or the Administrative Agent, in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13.             Governing Law.  This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14.             INDEMNIFICATION.  EACH GUARANTOR SHALL INDEMNIFY EACH OF THE BENEFICIARIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, INCLUDING ANY LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES WHICH ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER, ANY GUARANTOR OR ANY AFFILIATE OF THE BORROWER OR ANY GUARANTOR OF THE PROCEEDS OF THE ADVANCES, (B) ANY BREACH BY THE BORROWER OR ANY GUARANTOR OF ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, (C) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, (D) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES OF THE BORROWER, ANY GUARANTOR OR THE OPERATIONS OR BUSINESS, OF THE BORROWER OR

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ANY GUARANTOR INCLUDING ANY MATTERS DISCLOSED WITHIN THE CREDIT AGREEMENT, OR (E) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATED TO THE BORROWER’S OR ANY GUARANTOR’S PROPERTIES AND EACH GUARANTOR SHALL REIMBURSE THE BENEFICIARIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE OUTSIDE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 15.             WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 16.             Additional Guarantors.  Pursuant to Section 6.15 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary.  After the date hereof, upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 17.             NOTICE OF FINAL AGREEMENTS.  PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS

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GURANTY.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

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Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

[SUBSIDIARY OF BORROWER]

By:
Name:
Title:

Address of Guarantor:

[SUBSIDIARY OF BORROWER]

By:
Name:
Title:

Address of Guarantor:

[Signature Page- Guaranty Agreement]

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ADMINISTRATIVE AGENT:

ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as Administrative Agent

By:
Name: Mark Margason
Title: Authorized Signer

[Signature Page- Guaranty Agreement]

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Annex 1 to the

Guaranty Agreement

SUPPLEMENT NO.      dated as of               (the “Supplement”), to the Guaranty Agreement dated as of November   , 2005 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), among each of the subsidiaries party thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of CANO PETROLEUM, INC., a Delaware corporation (the “Borrower”) in favor of ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as Administrative Agent (the “Administrative Agent”) for the benefit of the Beneficiaries (as defined in the Guaranty Agreement).

A.            Reference is made to the Subordinated Credit Agreement dated as of November    , 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C.            The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances.  Pursuant to Section 6.15 of the Credit Agreement, the Subsidiaries of the Borrower are required to enter into the Guaranty Agreement as Guarantors.  Section 16 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and as consideration for Advances previously made.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.           In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor.  The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency,

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moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3.           This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.           Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5.           THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.  The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty Agreement and the other Loan Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding.  The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof.  The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by the law or affect the right of any Beneficiary to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.           All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

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SECTION 8.           The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

SECTION 9.           PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GURANTY.  THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

Address of Guarantor:

ADMINISTRATIVE AGENT:

ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as Administrative Agent

By:
Name:
Title:

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EXHIBIT D

FORM OF MORTGAGE

MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES.  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.  PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

FROM

CANO PETROLEUM, INC.

(Mortgagor, Debtor and Grantor)

TO

UNION BANK OF CALIFORNIA, N.A., as Collateral Trustee

(Mortgagee, Secured Party and Grantee)

November 29, 2005

For purposes of filing this Mortgage as a financing statement, the mailing address of Mortgagor is 309 West 7th Street, Suite 1600, Fort Worth, Texas 76102.  Mortgagor is a corporation organized under the laws of the State of Delaware and the Mortgagor’s organizational number is the mailing address of Mortgagee is Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75201.

***********************************

This instrument, prepared by Harris Junell, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1557, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property insofar as the same covers or relates to the Oil and Gas Properties and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in Oklahoma.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Giuliani LLP

711 Louisiana, South Tower Pennzoil Place, Suite 2300

Houston, Texas 77002

Attn: Angela Smitherman

MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT

WHEREAS, this instrument (the “Mortgage”) is made as of November 29, 2005 (the “Effective Date”) and executed and delivered by CANO PETROLEUM, INC., a Delaware corporation (“Mortgagor”), to and in favor of Union Bank of California, N.A. (the “Mortgagee”) in its capacity as the collateral trustee under the Collateral Trust Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined).  The addresses of Mortgagor and the Mortgagee appear in Section 7.12 of this Mortgage.

WHEREAS, this Mortgage is executed in connection with, and pursuant to the terms of, (i) that certain Credit Agreement dated as of November 29, 2005 (as the same may be renewed, extended, amended, supplemented and/or restated from time-to-time, the “Senior Credit Agreement”) among the Mortgagor, the lenders party thereto from time to time (the “Senior Lenders”), and Mortgagee as administrative agent for the Lenders (the “Senior Agent”) and as issuing lender (the “Issuing Lender”), and (ii) that certain Subordinated Credit Agreement dated as of November 29, 2005 (as the same may be renewed, extended, amended, supplemented and/or restated from time-to-time (the “Subordinated Credit Agreement”, and together with the Senior Credit Agreement, the “Master Debt Agreements”), among Mortgagor, the lenders party thereto from time to time (the “Subordinated Lenders”) and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio as administrative agent for the Subordinated Lenders (in such capacity, the “Subordinated Agent”).

WHEREAS, in connection with the Master Debt Agreements, the Mortgagor or any of its Subsidiaries may from time to time enter into one or more Hedge Contracts (as defined in the Senior Credit Agreement) with a Senior Lender or any of its Affiliates (such counterparty being referred to herein as “Swap Counterparty”, and together with the Mortgagee, the Senior Agent, the Issuing Lender, the Senior Lenders, Subordinated Agent, and the Subordinated Lenders, collectively referred to herein as the “Credit Parties”).

WHEREAS, in order to, among other things, appoint the Collateral Trustee as collateral trustee for all of the Credit Parties under the security documents executed in connection with the Master Debt Agreements, including this Mortgage, and to set forth the rights and remedies of the Credit Parties with respect thereto, the Senior Agent, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the Mortgagee, the Mortgagor and the other parties thereto, have entered into that certain Collateral Trust and Intercreditor Agreement dated as of November 29, 2005 (as it may be amended, restated, or otherwise modified from time to time, the “Collateral Trust Agreement”).

WHEREAS, it is a condition precedent to the extension of credit to Mortgagor under the Master Debt Agreements that the Mortgagor and the Mortgagee on behalf of the Credit Parties execute and deliver this Mortgage.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor (a)

wishes to make this Mortgage in favor of Mortgagee to secure the Obligations (as defined herein), including the obligations arising under Hedge Contract with a Swap Counterparty, and (b) hereby agrees as follows:

ARTICLE I

Definitions

1.1                                 “Advances” means, collectively, the “Advances” as defined in the Senior Credit Agreement and the “Advances” as defined in the Subordinated Credit Agreement.

1.2                                 “Collateral” means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.3                                 “Commitments” means, collectively, the “Commitments” as defined in the Senior Credit Agreement and the “ Commitments” as defined in the Subordinated Credit Agreement.

1.4                                 “Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.5                                 “Event of Default” shall have the meaning set forth in Article V hereof.

1.6                                 “Fixture Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

1.7                                 “Fixture Operating Equipment” means any of the items described in the first sentence of Section 1.17 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

1.8                                 “Governmental Authority” shall have the meaning assigned to such term in the Senior Credit Agreement.

1.9                                 “Hedge Contract” shall have the meaning assigned to such term in the Senior Credit Agreement.

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1.10                           “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

1.11                           “Legal Requirement” shall have the meaning assigned to such term in the Senior Credit Agreement.

1.12                           “Letters of Credit” shall have the meaning assigned to such term in the Senior Credit Agreement.

1.13                           “Master Debt Documents” means, collectively the Senior Loan Documents and the Subordinated Loan Documents.

1.14                           “Notes” means, collectively, the “Notes” as that term is defined in the Senior Credit Agreement and the “Notes” as that term is defined in the Subordinated Credit Agreement.

1.15                           “Obligations” means

(a)                                  The “Obligations”, as that term is defined in the Senior Credit Agreement, including all indebtedness evidenced by the Notes;

(b)                                 All other indebtedness, obligations, and liabilities of Mortgagor or any of its Subsidiaries arising under the Master Debt Agreements, the Security Documents, this Mortgage, any Hedge Contract with a Swap Counterparty, or any of the other Master Debt Documents;

(c)                                  All other indebtedness, obligations and liabilities of any kind of Mortgagor owing to any of the Credit Parties now existing or hereafter arising under or pursuant to any Master Debt Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(d)                                 All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties, which are made or incurred pursuant to, or allowed by, the terms of this Mortgage plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate;

(e)                                  All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor under or pursuant to any Master Debt Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to Mortgagee or any Credit Party at the time of such events; and

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(f)                                    All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

1.16                           “Oil and Gas Property” or “Oil and Gas Properties” means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, participation interests, back-in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, (g) any and all rights, titles and interests of Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Mortgage is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements, including without limitation pooling orders of the Oklahoma Corporation Commission.

1.17                           “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a

4

manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.18                           “Permitted Liens” means, collectively, those liens permitted under the Senior Credit Agreement and the Subordinated Credit Agreement.

1.19                           “Permitted Prior Liens” shall have the meaning assigned to such term in the Senior Credit Agreement.

1.20                           “Personalty Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted” collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all liens security the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with Mortgagee, the Senior Loan Agent, the Issuing Lender, the Subordinated Loan Agent, any Senior Lender or any Subordinated Lender, including Mortgagor’s operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

1.21                           “Property” means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.22                           “Realty Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor’s interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).

1.23                           “Reimbursement Rate” means a per annum rate equal to the lesser of (a) the Maximum Rate (as defined in the Senior Credit Agreement) and (b) the Adjusted Reference Rate (as defined in the Senior Credit Agreement) in effect from time to time plus the Applicable Margin for Reference Rate Advances (as such terms are defined in the Senior Credit Agreement) in effect during an Event of Default.

1.24                           All other capitalized terms defined in the Collateral Trust Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings

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assigned to such terms in the Collateral Trust Agreement.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.  As used herein, the term “including” means “including , without limitation,”.

ARTICLE II

Creation of Security

2.1                                 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Credit Parties to Mortgagor of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Mortgage does hereby GRANT, MORTGAGE, WARRANT, CONVEY, SELL, TRANSFER, AND ASSIGN with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Mortgagee, its successors and assigns, with power of sale, to secure the payment and performance of the Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.

Mortgagor further grants to Mortgagee, its successors and assigns, the right and power to foreclose this Mortgage under the Oklahoma Power of Sale Mortgage Foreclosure Act, 46. O.S. § 40 et seq.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Mortgagee and its successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Mortgage.  Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Mortgagee and its successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof.

Subject, however, to the condition that none of the Mortgagee or the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the pro rata units.  It is Mortgagor’s intention that this instrument cover Mortgagor’s entire interest in the lands, leases, units and other interests set forth in Exhibit A.

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2.2                                 Security Interest.  For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3                                 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under, and any liens granted to the Mortgagor pursuant to, Title 12A of the Oklahoma Statutes (as amended from time to time).

ARTICLE III

Proceeds from Production

3.1                                 Assignment of Production.

(a)                                  In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, subject to Permitted Prior Liens, effective as of the Effective Date at 7:00 a.m. Dallas, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor’s interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

(b)                                 Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c)                                  Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor’s use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee.  None of such parties shall have any responsibility for the application of any such

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proceeds received by Mortgagee.  Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d)                                 Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

(e)                                  Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f)                                    Notwithstanding anything to the contrary contained herein, so long as no Default or an Event of Default shall have occurred and is continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g)                                 Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein.  Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor’s interests as represented therein.

(h)                                 Mortgagee shall have the right at Mortgagee’s election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

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(i)                                     Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2                                 Application of Proceeds.  All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 4.4 of the Collateral Trust Agreement.

3.3                                 Mortgagor’s Payment Duties.  Except as provided in Section 7.16 hereof, nothing contained herein will limit Mortgagor’s absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Mortgage will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4                                 Liability of Mortgagee.  Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5                                 Actions to Effect Assignment.  Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Mortgage, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing agreements payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor’s interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor’s hands and shall be immediately paid over to Mortgagee.

3.6                                 Power of Attorney.  Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders,

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certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable until all of the Obligations have been fully and finally paid and discharged in full, all Hedge Contracts with Credit Parties have been terminated or unwound, all Commitments have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated.  All persons dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that the Obligations are fully and finally paid and the Liens granted hereunder have been released.

3.7                               INDEMNIFICATION.  MORTGAGOR AGREES TO INDEMNIFY MORTGAGEE AND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS “CLAIMS”) MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS MORTGAGE OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS.  THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS.  MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES.  THE INDEMNITY UNDER THIS SECTION SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

ARTICLE IV

Mortgagor’s Warranties and Covenants

4.1                                 Payment of Obligations.  Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Mortgage.

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4.2                                 Representations and Warranties.  Mortgagor represents and warrants as follows:

(a)                                  Incorporation of Representations and Warranties from the Master Debt Agreements.  The representations and warranties applicable to the Mortgagor and to its Properties contained in Article IV of the Senior Credit Agreement and Article IV of the Subordinated Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Mortgage by reference as though specifically set forth in this Section.

(b)                                 Title to Collateral.  Mortgagor has good and marketable title to the Collateral as is customary in the oil and gas industry in all material respects and free from all Liens, security interests or other encumbrances except as permitted by the provisions of Section 4.4(i) below.  The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all material respects.  There are no “back-in” or “reversionary” interests held by third parties which could reduce the interests of Mortgagor in the Oil and Gas Properties except as set forth on Exhibit A.  No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the leasehold interest of Mortgagor in such portion of the Collateral, except in the event Mortgagor is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs.

(c)                                  Status of Leases, Term Mineral Interests and Contracts.  All of the leases and term mineral interests in the Oil and Gas Properties are valid, subsisting and in full force and effect, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject.  All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Mortgagor.  Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any leases or term mineral interests in the Oil and Gas Properties or any Contract (A) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (B) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract.

(d)                                 Production Burdens, Taxes, Expenses and Revenues.  All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid, except for payments held in suspense in the ordinary course of business or remitted to state agencies responsible for handling unclaimed property.  All taxes have been properly and timely paid except to the extent such taxes are being contested in good

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faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements.  All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefore and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.  Except for Mortgagor’s interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 2% being deemed material) of the value of the Collateral and all other Properties of Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense.  Mortgagor’s ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on Exhibit A and any other instruments or agreements affecting Mortgagor’s ownership of the Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

(e)                                  Pricing.  The prices being received for the production of Hydrocarbons do not violate any Contract or any law or regulation.  Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

(f)                                    Gas Regulatory Matters.  Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the “FERC”) thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(g)                                 Production Balances.  Except as set forth below or permitted by the Master Debt Agreements, none of the purchasers under any production sales contracts are entitled to “make-up” or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor.  Except as set forth below, no person is entitled to receive any portion of the interest of Mortgagor in any Hydrocarbons or to receive cash or other payments to “balance” any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.  Mortgagor believes that certain third parties may be entitled to receive “make-up” deliveries of Hydrocarbons or cash or other payments to “balance” a disproportionate allocation of Hydrocarbons produced from certain Oil and Gas Properties; provided, however, Mortgagor represents and warrants that such deliveries or payments are not material (with 2% being deemed material) in aggregate amount when compared to the value of the Collateral and all other Properties of Mortgagor securing the Obligations.

(h)                                 Drilling Obligations.  There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to

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continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term) and the standard provision in certain oil and gas leases that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.

(i)                                     Compliance With Laws.  All wells on or attributable to the Oil and Gas Properties have been drilled, completed and operated, and all production therefrom has been accounted for and paid to the persons entitled thereto, in compliance in all material respects with all applicable federal, state and local laws and applicable rules and regulations of the federal, state and local regulatory authorities having jurisdiction thereof.

(j)                                     Regulatory Filings and Compliance.  All necessary regulatory filings have been properly made, and all regulatory (including Environmental) processes have been complied with, in connection with the drilling, completion and operation of the wells on or attributable to the Oil and Gas Properties, and the issuance of all rights of way and other surface uses necessary for the exploration, development and transportation to and from such wells, and all other operations related thereto.

(k)                                  Allowables.  All production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

(l)                                     Refund Obligations.  Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

(m)                               The address of Mortgagor’s place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.12, and there has been no change in the location of Mortgagor’s place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor’s name during the four months immediately preceding the Effective Date.  Mortgagor hereby represents and warrants that its organizational number is             , the state of its formation is Delaware and the correct spelling of Mortgagor’s name is as set forth in its signature block below.

4.3                                 Further Assurances.

(a)                                  Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee’s opinion

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are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Mortgage, upon the interest of Mortgagee or upon the income and profits from any of the above.

(b)                                 Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest until all of the Obligations have been fully and finally paid and discharged in full, all Hedge Contracts with Credit Parties have been terminated or unwound, all Commitments have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated.

(c)                                  Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor’s place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

4.4                                 Operation of Oil and Gas Properties.  Until all of the Obligations have been fully and finally paid and discharged in full, all Hedge Contracts with Credit Parties have been terminated or unwound, all Commitments have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated, Mortgagor shall (at Mortgagor’s own expense):

(a)                                  not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b)                                 do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and Mortgagor’s interests therein;

(c)                                  neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Master Debt Agreements;

(d)                                 operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, will exercise its best efforts to cause the operator to operate the Oil and Gas Properties, in each case in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(e)                                  promptly pay or cause to be paid when due and owing  (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges

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imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Mortgagee because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Mortgagor may be liable except to the extent disputed as permitted under the Master Debt Agreements; and indemnify Mortgagee from all liability in connection with any of the foregoing;

(f)                                    promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof;

(g)                                 other than as otherwise permitted under the terms of the Master Debt Agreements, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(h)                                 permit and do all things necessary or proper to enable the Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Master Debt Agreements;

(i)                                     cause the Collateral to be kept free and clear of Liens, charges, security interests and encumbrances of every character other than (i) the Liens and security interests created and assigned by this Mortgage and (ii) the Permitted Liens;

(j)                                     carry and maintain the insurance required by the Master Debt Agreements;

(k)                                  furnish to Mortgagee, upon request, copies of any Contracts; and

(l)                                     promptly perform all covenants express or implied in any Contract.

4.5                                 Recording.  Mortgagor shall promptly (at Mortgagor’s own expense) record, register, deposit and file this Mortgage and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6                                 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with the method of accounting required in the Master Debt Agreements and shall

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furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Master Debt Agreements.

4.7                                 Insurance.  To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured.  Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect. Any insurance proceeds received by Mortgagor shall be held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V

Default

5.1                                 Events of Default.  An Event of Default under the terms of the Collateral Trust Agreement shall constitute an “Event of Default” under this Mortgage.

5.2                                 Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee may (or shall at the request of the Required Percentage of each Class of Master Debt given in accordance with the Collateral Trust Agreement), declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor.  Whether or not Mortgagee or the Required Percentage of the applicable Class of Master Debt elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Mortgage or otherwise existing under the Master Debt Agreements or any other Master Debt Documents or any other agreement, document, or instrument evidencing obligations owing from the Mortgagor to any of the Credit Parties.

ARTICLE VI

Mortgagee’s Rights

6.1                                 Rights to Realty Collateral Upon Default.

(a)                                  Operation of Property by Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i)   To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

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(ii)  To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, all of the Obligations have been fully and finally paid and discharged in full, all Hedge Contracts with Credit Parties have been terminated or unwound, all Commitments have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

(b)                                 Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy.  Furthermore, if an action is filed to foreclose this Mortgage, or if Mortgagee seeks to foreclose this Mortgage by power of sale under the Oklahoma Power of Sale Mortgage Foreclosure Act, Mortgagee shall be entitled to the immediate appointment of a receiver pursuant to 12 O.S. §1551(2)(c) without the necessity of further proof.

(c)                                  Intentionally omitted.

(d)                                 Certain Aspects of Sale.  Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein and the truth and accuracy of all other matters stated therein.  Mortgagor does hereby ratify and confirm all legal acts that the Mortgagee may do in carrying out the Mortgagee’s duties and obligations under this Mortgage, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor

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ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e)           Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor’s successors or assigns.  Nevertheless, if requested by the Mortgagee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

(f)            Provisions with Respect to the Power of Sale.  Notwithstanding any other provisions in this Mortgage, if Mortgagee sells the Collateral under the power of sale granted by this Mortgage, the following provisions shall apply:

(i)            The notices described in Title 46 Okla. Stat. Sec. 40 and following, as amended (the “Act”), shall be given as and when required therein;

(ii)           All notices which are required to be given Mortgagor under the Act may be given to Mortgagor at the address which is set forth in the first paragraph of this Mortgage, or if such address has been changed pursuant to this Mortgage, to that changed address;

(iii)          Mortgagee may purchase part or all of the Collateral at any such sale;

(iv)          Mortgagor stipulates the total amounts owing under this Mortgage will have benefited Mortgagor substantially and are not unconscionable in amount, and therefore the total amount of the Obligations, less the fair market value of the Collateral sold under such Act, and any prior indebtedness, shall be available as a deficiency judgment against Mortgagor;

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(v)           The purchaser under such sale may seek and obtain a writ of assistance by application to the District Court in the county in Oklahoma in which any part of the Realty Collateral is located, or the United States District Court having venue for actions arising in such county;

(vi)          Mortgagee may, at its option, proceed with foreclosure under judicial proceedings instead of exercising the rights of this Power of Sale;

(vii)         All other procedures and requirements of such Act shall be followed;

(viii)        After the completion of the sale as contemplated by such Act, the purchaser shall have all of Mortgagor’s right, title and interest in and to the Collateral, free and clear of all rights of Mortgagor, and free and clear of all rights of any person with a priority which is subordinate to the lien of this Mortgage, except any right which may be reserved under such Act;

(ix)           Any recitation in any notice, publication thereof, recordation thereof, or deed, of the existence of an event of default, giving, publication, service and recordation of notice, occurrence of the sale at the time and place set forth in such notice or any postponement authorized and effective under such Act, circumstances of sale and bidding, and compliance with the terms of such Act, shall be presumed to be statements of fact and no person shall be required to investigate the truthfulness or accuracy of any such recitation; and

(x)            The proceeds of any such sale shall be applied first to the costs, attorney fees, and expenses of sale, next to the Obligations; except that if such application of proceeds conflicts with the requirements of such Act, the proceeds shall be applied as provided under such Act only to the extent of any such conflict.

(g)           Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 4.4 of the Collateral Trust Agreement.

(h)           Appraisement and Marshalling.  Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction.  Mortgagee hereby waives or does not waive appraisement, such election to be made at or before entry of judgment in any action to foreclose this Mortgage, and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives, to the extent that Mortgagor may lawfully do so under any applicable

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law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  Mortgagor agrees that, in the event of a judicial foreclosure or a sale under the power of sale provisions of this Mortgage, the Collateral, including the Realty Collateral, may be sold in part, in parcels or as an entirety as directed by Mortgagee.

6.2           Rights to Personalty Collateral Upon Default.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Oklahoma and this Mortgage.  Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom.  Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties.  Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney’s fees and legal expenses as provided for in this Mortgage and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.

6.3           Rights to Fixture Collateral Upon Default.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4           Account Debtors.  Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, notify any account debtor to make payments directly to Mortgagee and contact account debtors directly to verify information furnished by Mortgagor.  Mortgagee shall not have any obligation to preserve any rights against prior parties.

6.5           Costs and Expenses.  All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations.  Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

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6.6           Set-Off.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Mortgage.

ARTICLE VII

Miscellaneous

7.1           Advances by Mortgagee.  Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor’s expense.  If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, Mortgagee (either by it directly or on its behalf by any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor’s behalf, and Mortgagor hereby agrees to repay such sums and any attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate.  In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorney’s fees incurred by Mortgagee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Mortgage, including such costs, expenses and attorney’s fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.2 hereof, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve Mortgagor from any default hereunder.

7.2           Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to the Collateral or Mortgagee’s Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor’s and Mortgagee’s rights affected thereby.  If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor’s or Mortgagee’s rights to the Collateral, the Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense.  Moreover, Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys’ fees incurred by Mortgagee pursuant to this Section 7.2 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.

7.3           Termination.  If all of the Obligations have been fully and finally paid and discharged in full, all Hedge Contracts with Credit Parties have been terminated or unwound, all Commitments have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated, then all of the Collateral (to the extent not sold, assigned or otherwise

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transferred as permitted herein or under applicable law) will revert to Mortgagor and the entire estate, right, title and interest of the Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys’ fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Mortgage.

7.4           Renewals, Amendments and Other Security.  Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor.  The acceptance of this Mortgage by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Mortgage.  This Mortgage may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee (acting upon the written direction of the Required Percentage of each Class of Master Debt given in accordance with the Collateral Trust Agreement).

7.5           Security Agreement, Financing Statement and Fixture Filing.  This Mortgage will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  As a financing statement, this Mortgage is intended to cover all Personalty Collateral including Mortgagor’s interest in all Hydrocarbons as and after they are extracted and all accounts arising from the sale thereof at the wellhead.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.   This Mortgage shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Collateral or Mortgagor is located.  At Mortgagee’s request Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Collateral or Mortgagor is located or in the county where any of the Collateral is located.  Furthermore, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Mortgage.  A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.

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7.6           Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof.

7.7           Rights Cumulative.  Each and every right, power and remedy herein given to the Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.8           Waiver by Mortgagee.  Any and all covenants in this Mortgage may from time to time by instrument in writing by Mortgagee (acting upon the written direction of the Required Percentage of each Class of Master Debt given in accordance with the Collateral Trust Agreement), be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver will ever affect or impair the Mortgagee’s rights hereunder, except to the extent specifically stated in such written instrument.

7.9           Terms.  The term “Mortgagor” as used in this Mortgage will be construed as singular or plural to correspond with the number of persons executing this Mortgage as Mortgagor.  If more than one person executes this Mortgage as Mortgagor, his, her, its, or their duties and liabilities under this Mortgage will be joint and several.  The terms “Mortgagee” and  “Mortgagor” as used in this Mortgage include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless the context otherwise requires, terms used in this Mortgage which are defined in the Uniform Commercial Code of Oklahoma are used with the meanings therein defined.

7.10         Counterparts.  This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.11         Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of Oklahoma.

7.12         Notice.  All notices required or permitted to be given by Mortgagor or Mortgagee shall be made in the manner set forth in the Collateral Trust Agreement and shall be addressed as follows:

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Mortgagor:	Cano Petroleum, Inc.
309 West 7th Street, Suite 1600
Fort Worth, Texas 76102
Attention: [ ]
Facsimile: [ ]

Mortgagee:	Union Bank of California, N.A.
Lincoln Plaza
500 N. Akard Street, Suite 4200
Dallas, Texas 75201
Attention: Mr. Ali Ahmed
Facsimile: 214-922-4209

7.13         Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee.  Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys’ fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.14         Successors and Assigns.

(a)           This Mortgage is binding upon Mortgagor, Mortgagor’s successors and assigns, and shall inure to the benefit of each Credit Party (other than Swap Counterparties), and each of its successors and assigns, and to the benefit of the Swap Counterparties, and each of their respective successors and assigns if such Swap Counterparty or an Affiliate of such Swap Counterparty is a Senior Lender, and the provisions hereof shall likewise be covenants running with the land.

(b)           Subject to clause (d) below, this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Mortgage.  The Mortgagor specifically agrees that upon any transfer of all or any portion of the Obligations, this Mortgage shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

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(c)           The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect such Collateral.

(d)           Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Mortgage only if such Person is also then a Senior Lender or an Affiliate of a Senior Lender.

7.15         Article and Section Headings.  The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

7.16         Usury Not Intended.  It is the intent of Mortgagor and Mortgagee in the execution and performance of this Mortgage, the Master Debt Agreements and the other Master Debt Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect.  In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage or the other Master Debt Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Mortgage, the Master Debt Agreements and the other Master Debt Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor).  In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Mortgage or other Master Debt Documents shall be canceled automatically as of the date of such acceleration and prepayment

25

and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor.  In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

7.17         Collateral Trust Agreement.  To the fullest extent possible, the terms and provisions of the Collateral Trust Agreement shall be read together with the terms and provisions of this Mortgage so that the terms and provisions of this Mortgage do not conflict with the terms and provisions of the Collateral Trust Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Collateral Trust Agreement, the terms or provisions of the Collateral Trust Agreement shall govern and control for all purposes; provided that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of the Secured Party not addressed in the Collateral Trust Agreement shall not be deemed to be a conflict with the Collateral Trust Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.18        Due Authorization.  Mortgagor hereby represents, warrants and covenants to Mortgagee that the obligations of Mortgagor under this Mortgage are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Mortgage by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and that the persons who are executing and delivering this Mortgage on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Mortgage on Mortgagor’s part to be observed or performed.

7.19        No Offsets, Etc.  Mortgagor hereby represents, warrants and covenants to Mortgagee that there are no offsets, counterclaims or defenses at law or in equity against this Mortgage or the indebtedness secured hereby.

7.20        Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligation secured by the Mortgagor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Mortgage in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor’s interests in any of its Property pursuant to this Mortgage shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor’s obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

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THIS WRITTEN AGREEMENT AND THE MASTER DEBT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

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NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

MORTGAGEE:

UNION BANK OF CALIFORNIA, N.A.,
as Collateral Trustee

By:
Ali Ahmed
Vice President

Signature page of Mortgage

(Oklahoma)

THE STATE OF TEXAS	§
§
COUNTY OF [ ]	§

This instrument was acknowledged before me on this            day of November, 2005, by                                                 , as                                        of Cano Petroleum, Inc., on behalf of said limited liability company.

Notary Public in and for
the State of Texas

Acknowledgment page of Mortgage

(Oklahoma)

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this         day of November, 2005, by Ali Ahmed, as Vice President of Union Bank of California, N.A, a national banking association, on behalf of said banking association.

Notary Public in and for
the State of Texas

Acknowledgment page of Mortgage

(Oklahoma)

EXHIBIT A

TO

MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT

The designation “Working Interest” or “WI” or “GWI” when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation “Overriding Royalty Interest” “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as “Working Interest” or “WI” or “GWI” or “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” is the Mortgagor’s interest after giving full effect to, among other things, all Liens permitted by the Master Debt Agreements and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor’s ownership of the Hydrocarbons.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Mortgage.  All right, title, and interest of Mortgagor in the Properties described herein and in Exhibit A are and shall be subject to this Mortgage, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located.

EXHIBIT E

FORM OF NOTE

$	November 29, 2005

For value received, the undersigned Cano Petroleum, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                         (“Payee”), the principal amount of                                             Dollars ($              ) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Subordinated Credit Agreement dated as of November 29, 2005 (as the same may be amended, restated or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified in the Credit Agreement.  The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.

Without being limited thereto or thereby, this Note is secured by the Security Instruments and guaranteed under the Guaranties.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

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This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Chapter 346 of the Texas Finance Code Chapter, which regulates certain revolving credit loan accounts shall not apply to this Note).

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

CANO PETROLEUM, INC., a Delaware
corporation

By:
Name:
Title:

2

EXHIBIT F

FORM OF NOTICE OF BORROWING

November   , 2005

Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio

Grand Pavilion Commercial Centre

802 West Bay Road, Suite 14

George Town, Grand Cayman, B.W.I., Cayman Islands

Attention: Michael Proctor

Facsimile:

with a copy to:

Mitchell Energy Partners

7515 Greenville Avenue, Suite 905

Dallas, Texas 75231

Attention: Mynan C. Feldman

Facsimile: (469) 916-7489

Ladies and Gentlemen:

The undersigned, Cano Petroleum, Inc., a Delaware corporation (the “Borrower”), refers to the Subordinated Credit Agreement dated as of November 29, 2005 (as the same may be amended, restated or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the “Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent for the Lenders (the “Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(a)                                  The Business Day of the Proposed Borrowing is              ,      .

(b)                                 The aggregate amount of the Proposed Borrowing is $            .

(c)                                  The initial Interest Period is             months.

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1)                                  the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds from the Proposed Borrowing, as though made on and as of such date, except to the extent that any such representation or warranty expressly

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relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date; and

(2)                                  no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

CANO PETROLEUM, INC., a Delaware
corporation

By:
Name:
Title:

2

EXHIBIT G

FORM OF NOTICE OF INTEREST PERIOD

[Date]

Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio

Grand Pavilion Commercial Centre

802 West Bay Road, Suite 14

George Town, Grand Cayman, B.W.I., Cayman Islands

Attention: Michael Proctor

Facsimile:

with a copy to:

Mitchell Energy Partners

7515 Greenville Avenue, Suite 905

Dallas, Texas 75231

Attention: Mynan C. Feldman

Facsimile: (469) 916-7489

Ladies and Gentlemen:

The undersigned, Cano Petroleum, Inc., a Delaware corporation (the “Borrower”), refers to the Subordinated Credit Agreement dated as of November 29, 2005 (as the same may be amended, restated or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Interest Period unless otherwise defined in this Notice of Interest Period) among the Borrower, the lenders party thereto (the “Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent for the Lenders (the “Administrative Agent”), and hereby gives you irrevocable notice pursuant to Section 2.02(e) of the Credit Agreement that the undersigned hereby requests the Interest Period beginning on                , 200   be        months.

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true throughout the Interest Period:

(a)                                  the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date; and

(b)                                 no Default has occurred and is continuing.

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Very truly yours,

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT H

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of November 29, 2005 (this “Pledge Agreement”) is by and among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and Union Bank of California, N.A. as collateral trustee (in such capacity the “Collateral Trustee”) under the Collateral Trust Agreement (as hereinafter defined), for its benefit and the benefit of the Secured Parties (as hereinafter defined).

RECITALS

A.                                   The Borrower, the lenders party thereto from time to time (the “Senior Lenders”), Union Bank of California, N.A., as issuing lender (in such capacity, the “Issuing Lender”) and as administrative agent for such Senior Lenders (in such capacity, the “Senior Agent”), have entered into that certain Credit Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”).

B.                                     The Borrower, the lenders party thereto from time to time (the “Subordinated Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent for such Subordinated Lenders (in such capacity, the “Subordinated Agent”) have entered into that certain Subordinated Credit Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”), and together with the Senior Credit Agreement, the “Master Debt Agreements”).

C.                                     In connection with the Master Debt Agreements, the Borrower or any of its subsidiaries may from time to time enter into one or more Hedge Contracts (as defined in the Senior Credit Agreement) with a Senior Lender or any of its affiliates (each such counterparty, a “Swap Counterparty”, and together with the Collateral Trustee, the Senior Agent, the Issuing Lender, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders, the “Secured Parties”).

D.                                    In order to, among other things, appoint the Collateral Trustee as collateral trustee for all of the Secured Parties under the security documents executed in connection with the Master Debt Agreements, including this Pledge Agreement, and to set forth the rights and remedies of the Secured Parties with respect thereto, the Senior Agent, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the Collateral Trustee, the Borrower, and the other parties thereto, have entered into that certain Collateral Trust and Intercreditor Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”).

E.                                      It is a condition precedent to the extension of credit to the Borrower under the Master Debt Agreements that the Pledgors and the Collateral Trustee, on behalf of the Secured Parties, execute and deliver this Pledge Agreement.

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F.                                      Each Pledgor (other than the Borrower) is a subsidiary of the Borrower, and therefore shall derive direct and indirect benefits from the transactions contemplated by the Master Debt Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Collateral Trustee for the benefit of the Secured Parties as follows:

Section 1.  Definitions.  All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Collateral Trust Agreement shall have the meanings assigned to such terms by the Collateral Trust Agreement.  Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code in effect in the State of Texas from time to time (the “UCC”) and not otherwise defined herein or in the Collateral Trust Agreement, shall have the meanings assigned to those terms by the UCC.  Any terms used in this Pledge Agreement that are not otherwise defined herein, in the UCC or in the Collateral Trust Agreement shall have the meanings assigned to those terms by in the Senior Credit Agreement.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2.  Pledge.

2.01.                        Grant of Pledge.

(a)                                  Each Pledgor hereby pledges to the Collateral Trustee, and grants to the Collateral Trustee, for the benefit of the Secured Parties, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below.  This Pledge Agreement shall secure (i) all Obligations (as defined in the Senior Credit Agreement) now or hereafter existing. (ii) all Obligations (as defined in the Subordinated Credit Agreement) now or hereafter existing, (iii) all other amounts now or hereafter owed by the Borrower, any Pledgor, or any of their respective Subsidiaries under this Pledge Agreement or the other Master Loan Documents to the Collateral Trustee or any other Secured Party, and (iv) any increases, extensions, modifications, substitutions, amendments, restatements and renewals of any of the foregoing obligations, whether for principal, interest, fees,

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expenses, indemnification or otherwise.  All such obligations shall be referred to in this Pledge Agreement as the “Secured Obligations”.

(b)                                 Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Collateral Trustee and the Secured Parties that the amount of the Secured Obligation secured by each Pledgor’s interests in any of its property or assets (whether real or personal, or mixed, tangible or intangible) (“Property”) shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority (as defined in the Senior Credit Agreement) applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Collateral Trustee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

2.02.                        Pledged Collateral.  “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:

(a)                                  (i) all of the membership interests listed in the attached Schedule 2.02(a) issued to such Pledgor and all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests,  including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof  (collectively, the “Membership Interests Distributions”);

(b)                                 (i) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Partnership Interests”), and (ii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests,  including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution

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or investment or otherwise attributable to the Partnership Interests or the ownership thereof  (collectively, the “Partnership Interests Distributions”);

(c)                                  (i) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and

(d)                                 all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.

2.03.                        Delivery of Pledged Collateral.  All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Collateral Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Trustee.  After the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

2.04.                        Rights Retained by Pledgor.  Notwithstanding the pledge in Section 2.01,

(a)                                  so long as no Event of Default shall have occurred and remain uncured or unwaived and except as otherwise provided in the Master Debt Agreements, (i) each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and (ii) each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Master Debt Agreements; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and

(b)                                 if an Event of Default shall have occurred and remain uncured or unwaived,

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(i)                                     until such time thereafter as the Collateral Trustee gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Master Debt Agreements; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and

(ii)                                  at and after such time as the Collateral Trustee gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies and other instruments as the Collateral Trustee may reasonably request to enable the Collateral Trustee to (A) exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) or paragraph (b)(i) of this Section 2.04, and (B) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (a)(i) of this Section 2.04.

Section 3.  Pledgor’s Representations and Warranties.  Each Pledgor represents and warrants to the Collateral Trustee and the Secured Parties as follows:

(a)                                  The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable.

(b)                                 Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Liens permitted under the Master Debt Agreements ( the “Permitted Liens”).

(c)                                  No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (a) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (b) for the exercise by the Collateral Trustee or any Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(d)                                 Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Collateral Trustee.

(e)                                  The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the

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respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(f)                                    The Partnership Interests listed on the attached Schedule 2.02(b) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(g)                                 The Pledged Shares list on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(h)                                 Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, the organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

Section 4.  Pledgor’s Covenants.  During the term of this Pledge Agreement and until all of the Secured Obligations (including all Letter of Credit Obligations) have been fully and finally paid and discharged in full, the termination of the Hedge Contracts with the Secured Parties, the Commitments (as defined in the applicable Master Debt Agreement) under each Master Debt Agreement have been terminated or expired, all Letters of Credit have terminated or expired, and all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit have been terminated, each Pledgor covenants and agrees with the Collateral Trustee that:

4.01.                        Protect Collateral; Further Assurances.  Each Pledgor will warrant and defend the rights and title herein granted unto the Collateral Trustee in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever.  Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Collateral Trustee or any Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Each Pledgor hereby authorizes the Collateral Trustee to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement.

4.02.                        Transfer, Other Liens, and Additional Shares.  Each Pledgor agrees that it will not (a) except as otherwise permitted by the Master Debt Agreements, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens.  Each Pledgor agrees that it will (i) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or any other Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any

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additional Equity Interests of an issuer acquired by such Pledgor.  No Pledgor shall approve any amendment or modification of any of the Pledged Collateral without the Collateral Trustee’s prior written consent.

4.03.                        Jurisdiction of Formation; Name Change.  Each Pledgor shall give the Collateral Trustee at least 30 days’ prior written notice before it (i) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9-102 of the UCC) changes the location of its principal place of business and chief executive office, or (ii) uses a trade name other than its current name used on the date hereof.  Other than as permitted by Section 6.11 of the respective Master Debt Agreements, no Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation.

Section 5.  Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

5.01.                        UCC Remedies.  To the extent permitted by law, the Collateral Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a Collateral Trustee under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

5.02.                        Dividends and Other Rights.

(a)                                  All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Collateral Trustee if the Collateral Trustee so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.

(b)                                 All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Collateral Trustee as Pledged Collateral in the same form as so received (with any necessary indorsement).

5.03.                        Sale of Pledged Collateral. The Collateral Trustee may sell all or part of the Pledged Collateral at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable in accordance with applicable laws.  Each Pledgor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type

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customarily sold on a recognized market shorter notice may be reasonable.  The Collateral Trustee shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.  The Collateral Trustee may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor shall fully cooperate with Collateral Trustee in selling or realizing upon all or any part of the Pledged Collateral.  In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be necessary to permit Collateral Trustee to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04.                        Exempt Sale.  If, in the opinion of the Collateral Trustee, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Collateral Trustee in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Collateral Trustee shall be deemed to be not “commercially reasonable” solely because so made.  Each Pledgor shall cooperate fully with the Collateral Trustee in selling or realizing upon all or any part of the Pledged Collateral.

5.05.                        Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Master Debt Agreements) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Collateral Trustee as set forth in Section 4.4 of the Collateral Trust Agreement.

5.06.                        Cumulative Remedies.  Each right, power and remedy herein specifically granted to the Collateral Trustee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Collateral Trustee in its sole discretion.  No failure on the part of the Collateral Trustee to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6.  Collateral Trustee as Attorney-in-Fact for Pledgor.

6.01.                        Collateral Trustee Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Collateral Trustee as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Collateral Trustee’s discretion, to take any action and to execute any instrument which the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any

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dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same.  Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

6.02.                        Collateral Trustee May Perform. The Collateral Trustee may from time-to-time, at its option but at the Pledgors’ expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Collateral Trustee to the affected Pledgor) and the Collateral Trustee may from time-to-time take any other action which the Collateral Trustee reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.  The Collateral Trustee shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Collateral Trustee provided under this Pledge Agreement or under applicable law.

6.03.                        Collateral Trustee Has No Duty.  The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

6.04.                        Reasonable Care.  The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property, it being understood that the Collateral Trustee shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Collateral Trustee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7.  Miscellaneous.

7.01.                        Expenses.  The Pledgors will upon demand pay to the Collateral Trustee for its benefit and the benefit of the other Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Collateral Trustee and the other Secured Parties may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Collateral Trustee or any Lender or any other Secured Parties hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.

7.02.                        Amendments, Etc.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made

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in writing and executed by the affected Pledgor and the Collateral Trustee (acting upon the written direction of the Required Percentage of each Class of Master Debt and given in accordance with the Collateral Trust Agreement), and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.03.                        Addresses for Notices.  All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Collateral Trust Agreement.

7.04.                        Continuing Security Interest; Transfer of Interest.

(a)                                  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Collateral Trustee, shall (i) remain in full force and effect until the indefeasible payment in full in cash of, and termination of, the Secured Obligations and the termination of the Commitments under each Master Debt Agreement, (ii) be binding upon the Pledgors, the Collateral Trustee, the Secured Parties and their successors, and assigns, and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of and be binding upon, the Collateral Trustee, and the Secured Parties and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors and assigns only to the extent such successors, transferees, and assigns of a Swap Counterparty is a Senior Lender or an Affiliate of a Senior Lender.  Without limiting the generality of the foregoing clause, when any Secured Party assigns or otherwise transfers any interest held by it under either Master Debt Agreement or other Master Debt Document (other than an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement) to any other Person pursuant to the terms of the applicable Master Debt Agreement or such other Master Debt Document, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement.  Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement only if such Person is also then a Senior Lender or an Affiliate of a Senior Lender.

(b)                                 Upon the indefeasible payment in full and termination of the Secured Obligations and the termination of all Commitments under each Master Debt Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Collateral Trustee will, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

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7.05.                        Waivers.  Each Pledgor hereby waives:

(a)                                  promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(b)                                 any requirement that the Collateral Trustee or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and

(c)                                  any duty on the part of the Collateral Trustee to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06.                        Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.07.                        Choice of Law.  This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.

7.08.                        Counterparts.  The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement.  In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

7.09.                        Headings.  Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

7.10.                        Reinstatement.  If, at any time after payment in full of all Secured Obligations and termination of the Collateral Trustee’s security interest, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Collateral Trustee’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Collateral Trustee all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Collateral Trustee’s security interest.  EACH PLEDGOR SHALL DEFEND AND INDEMNIFY THE COLLATERAL

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TRUSTEE AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.10 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.11.                        Conflicts.  In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Senior Credit Agreement, the terms of the Senior Credit Agreement shall be controlling.

7.12.                        Additional Pledgors.  Pursuant to Section 6.15 of each Master Debt Agreement, certain Subsidiaries of the Borrower that were not in existence on the date of the such Master Debt Agreements are required to enter into this Pledge Agreement as Pledgors.  Upon execution and delivery after the date hereof by the Collateral Trustee and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

7.13.                        Entire Agreement.  THIS PLEDGE AGREEMENT, THE COLLATERAL TRUST AGREEMENT AND THE OTHER MASTER DEBT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

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The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

COLLATERAL TRUSTEE:

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title:

13

SCHEDULE 2.02(a)

Attached to and forming a part of that certain Pledge Agreement dated [DATE] by [PLEDGOR] as Pledgor, to the Collateral Trustee.

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Attached to and forming a part of that certain Pledge Agreement dated [DATE] by [PLEDGOR], as Pledgor, to the Collateral Trustee.

Issue	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Attached to and forming a part of that certain Pledge Agreement [DATE] by [PLEDGOR] as Pledgor, to the Collateral Trustee.

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

Pledgor:

Sole Jurisdiction of Formation / Filing:

Type of Organization:

Organizational Number:

Federal Tax Identification Number:

Prior Names:

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Annex 1 to the

Pledge Agreement

SUPPLEMENT NO.  [            ]  dated as of [               ] (the “Supplement”), to the Pledge Agreement dated as of November      , 2005 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), each other party signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and Union Bank of California, N.A. as collateral trustee (in such capacity, the “Collateral Trustee”) under the Collateral Trust Agreement (as hereinafter defined) for the benefit of the Secured Parties (as hereinafter defined).

RECITALS

A.                                   Reference is made to the following documents related to extension of credit to the Borrower:

(i)                                     that certain Credit Agreement dated as of November       , 2005 (as it may be amended, restated or otherwise modified from time to time, the “Senior Credit Agreement”) by and among the Borrower, the lenders party thereto from time to time (the “Senior Lenders”), and Union Bank of California, N.A., as administrative agent for such Senior Lenders (the “Senior Agent”);

(ii)                                  that certain Subordinated Credit Agreement dated as of November       , 2005 (as it may be amended, restated or otherwise modified from time to time, the “Subordinated Credit Agreement”, and together with the Senior Credit Agreement, the “Master Debt Agreements”), among the Borrower, the lenders party thereto from time to time (the “Subordinated Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio as administrative agent for such Subordinated Lenders (in such capacity, the “Subordinated Agent”); and

(iii)                               those Hedge Contracts (as defined in the Senior Credit Agreement) that the Borrower or any of its Subsidiaries may from time to time enter into one or more with a Senior Lender or one of their Affiliates (a “Swap Counterparty”, and together with the Collateral Trustee, the Senior Agent, the Issuing Lender, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the “Secured Parties”).

B.                                     In connection with the Master Debt Agreements, the Senior Agent, the Senior Lenders, the Subordinated Loan Agent, the Subordinated Lenders, the Collateral Trustee, the Borrower, and other parties thereto, have entered into that certain Collateral Trust and Intercreditor Agreement dated as of even date herewith (as it may be amended, restated, or otherwise modified from time to time, the “Collateral Trust Agreement”), to among other things, appoint the Collateral Trustee as collateral trustee for all of the Secured Parties under the security documents executed in connection with the Master Debt Agreements, including the Pledge Agreement, and set forth the rights and remedies of the Secured Parties with respect thereto.

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C.                                     The Pledgors have entered into the Pledge Agreement in order to induce the Senior Lenders and the Subordinated Lenders to make loans and the Issuing Lender to issue letters of credit under the Master Debt Agreements.  Pursuant to Section 6.15 of the respective Master Debt Agreements, each Subsidiary of the Borrower that was not in existence on the date of the respective Master Debt Agreement is required to enter into the Pledge Agreement as a Pledgor upon becoming a Subsidiary.  Section 7.12 of the Pledge Agreement provides that additional Subsidiaries of the Borrower may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Senior Lenders to make additional loans and the Issuing Lender to issue additional letters of credit and as consideration for loans previously made and letters of credit previously issued.

D.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Collateral Trust Agreement.

Accordingly, the Collateral Trustee and the New Pledgor agree as follows:

SECTION 1.                                In accordance with Section 7.12 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects.  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Trustee, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral of the New Pledgor.  Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.                                The New Pledgor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3.                                This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Trustee.  Delivery of an executed signature page to this Supplement

16

by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                                The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number and the organizational number, and all names used by it during the last five years prior to the date of this Supplement.

SECTION 5.                                Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.                                THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

SECTION 7.                                In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                                All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement.  All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

SECTION 9.                                The New Pledgor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

THIS SUPPLEMENT, THE PLEDGE AGREEMENT, THE COLLATERAL TRUST AGREEMENT AND THE OTHER MASTER DEBT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURES PAGES FOLLOW]

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IN WITNESS WHEREOF, the New Pledgor and the Collateral Trustee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:

[	]

By:
Name:
Title:

COLLATERAL TRUSTEE:

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title:

18

Schedules

Supplement No.

to the Pledge Agreement

Pledged Collateral of the New Pledgor

SCHEDULE 2.02(a)

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Issue	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

New Pledgor:

Sole Jurisdiction of Formation / Filing:

Type of Organization:

Organizational Number:

Federal Tax Identification Number:

Prior Names:

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EXHIBIT I

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of November  29, 2005 (this “Security Agreement”) is by and among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and Union Bank of California, N.A. as collateral trustee (in such capacity the “Collateral Trustee”) under the Collateral Trust Agreement (as hereinafter defined), for its benefit and the benefit of the Secured Parties (as hereinafter defined).

RECITALS

A.                                   The Borrower, the lenders party thereto from time to time (the “Senior Lenders”), Union Bank of California, N.A., as issuing lender (in such capacity, the “Issuing Lender”) and as administrative agent for such Senior Lenders (in such capacity, the “Senior Agent”), have entered into that certain Credit Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”).

B.                                     The Borrower, the lenders party thereto from time to time (the “Subordinated Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent for such Subordinated Lenders (in such capacity, the “Subordinated Agent”) have entered into that certain Subordinated Credit Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”) and together with the Senior Credit Agreement, the “Master Debt Agreements”).

C.                                     In connection with the Master Debt Agreements, the Borrower or any of its subsidiaries may from time to time enter into one or more Hedge Contracts (as defined in the Senior Credit Agreement) with a Senior Lender or any of its affiliates (each such counterparty, a “Swap Counterparty”, and together with the Collateral Trustee, the Senior Agent, the Issuing Lender, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders, the “Secured Parties”).

D.                                    In order to, among other things, appoint the Collateral Trustee as collateral trustee for all of the Secured Parties under the security documents executed in connection with the Master Debt Agreements, including this Security Agreement, and to set forth the rights and remedies of the Secured Parties with respect thereto, the Senior Agent, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the Collateral Trustee, the Borrower, and the other parties thereto, have entered into that certain Collateral Trust and Intercreditor Agreement dated of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”).

E.                                      It is a condition precedent to the extension of credit to the Borrower under the Master Debt Agreements that the Grantors and the Collateral Trustee, on behalf of the Secured Parties, execute and deliver this Security Agreement.

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F.                                      Each Grantor (other than the Borrower) is a subsidiary of the Borrower, and therefore shall derive direct and indirect benefits from the transactions contemplated by the Master Debt Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Collateral Trustee for its benefit and the benefit of the Secured Parties as follows:

Section 1.                                            Definitions; Interpretation.  (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Collateral Trust Agreement shall have the meanings assigned to such terms by the Collateral Trust Agreement.  Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Collateral Trust Agreement, shall have the meanings assigned to those terms by the UCC.  Any terms used in this Security Agreement that are not otherwise defined herein, in the UCC or in the Collateral Trust Agreement shall have the meanings assigned to those terms by in the Senior Credit Agreement.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  The following terms shall have the meanings specified below:

“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, including, if applicable, the Cash Collateral

2

Account, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Chattel Paper” has the meaning set forth in the UCC.

“Collateral” has the meaning set forth in Section 2 of this Security Agreement.

“Commitments” means, collectively, “Commitments” as defined in the Senior Credit Agreement and “Commitments” as defined in the Subordinated Credit Agreement.

“Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Secured Parties, may be necessary or advisable in connection with any of the foregoing.

“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools,

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machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Hedge Contract” has the meaning set forth in the Senior Credit Agreement.

“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and

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products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

“Master Debt Documents” means, collectively, the Senior Loan Documents and the Subordinated Loan Documents.

“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.

“Permitted Liens” means those Liens permitted under the Master Debt Agreements

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means, collectively, all of the following: (i) all Obligations (as defined in the Senior Credit Agreement) now or hereafter owed by the Borrower, any Guarantor, or any of their respective Subsidiaries to the Secured Parties, (ii) all Obligations (as defined in the Subordinated Credit Agreement) now or hereafter owed by the Borrower, any Debtor, or any of their respective Subsidiaries to the Secured Parties, (iii) all amounts now or hereafter owed by the Borrower, any Debtor, or any of their respective Subsidiaries under this Security Agreement or the other Master Debt Documents to the Collateral Trustee, and (iv) any increases, extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, including any post-petition interest in the event of a bankruptcy, to the extent such interest is enforceable by law.  All such obligations shall be referred to in this Security Agreement as the “Secured Obligations”.

“Security Agreement” means this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of

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mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)           All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Section 2.                                            Assignment, Pledge and Grant of Security Interest.

(a)                                  As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now or hereafter existing or arising (collectively, the “Collateral”):

(i)                                     all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)                                  all Accounts;

(iii)                               all Inventory;

(iv)                              all Equipment;

(v)                                 all General Intangibles;

(vi)                              all Investment Property;

(vii)                           all Fixtures;

(viii)                        all Cash Collateral;

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(ix)                                any Legal Requirements now or hereafter held by such Grantor (except that any Legal Requirement which would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

(x)                                   any right to receive a payment under any Hedge Contract in connection with a termination thereof;

(xi)                                (A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xii)                             any and all liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xiii)                          any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xiv)                         without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xv)                            any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.

(b)                                 Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Collateral Trustee, and the Secured Parties that the amount of the Secured Obligation secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or

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the liens and security interest granted to the Collateral Trustee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3.                                            Representations and Warranties.  Each Grantor hereby represents and warrants the following to the Collateral Trustee and the other Secured Parties:

(a)                                  Records.  Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto.  All records concerning the Accounts, General Intangibles, or any other Collateral applicable to such Grantor are located at the address for such Grantor on such Schedule 1.  None of the Accounts is evidenced by a promissory note or other instrument.

(b)                                 Other Liens.  Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Collateral Trustee.

(c)                                  Lien Priority and Perfection.

(i)                                     Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations.  Upon the filing of financing statements with the jurisdiction listed in Schedule 1, the security interests granted to the Secured Parties hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

(ii)                                  No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Collateral Trustee of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).

(d)                                 Tax Identification Number and Organizational Number.  The federal tax identification number of such Grantor and the organizational number of such Grantor are as set forth in Schedule 1.

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(e)                                  Tradenames; Prior Names.  Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Security Agreement.

(f)                                    Exclusive Control.  Such Grantor has exclusive possession and control of its respective Equipment and Inventory.

Section 4.                                            Covenants.

(a)                                  Further Assurances.

(i)                                     Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Collateral Trustee may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor (A) at the request of the Collateral Trustee, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Collateral Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of the Collateral Trustee, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Trustee, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Trustee hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Trustee, and (D) authorizes the Collateral Trustee to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description).

(ii)                                  Each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii)                               Each Grantor shall promptly provide to the Collateral Trustee all information and evidence the Collateral Trustee may reasonably request concerning the Collateral to enable the Collateral Trustee to enforce the provisions of this Security Agreement.

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(b)                                 Change of Name; State of Formation.  Each Grantor shall give the Collateral Trustee at least 30 days’ prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the Equipment, Inventory, or original copies of any Chattel Paper evidencing Accounts, or (iv) uses a trade name other than its current name used on the date hereof.  Other than as permitted by Section 6.11 of the Senior Credit Agreement and Section 6.11 of the Subordinated Credit Agreement, no Grantor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation.

(c)                                  Right of Inspection.  Each Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of the Collateral Trustee, upon reasonable advance notice, at any time during normal business hours to inspect and copy them.  Upon the occurrence and during the continuation of any Event of Default, at the Collateral Trustee’s request, each Grantor shall promptly deliver copies of any and all such records to the Collateral Trustee.

(d)                                 Liability Under Contracts and Accounts.  Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Collateral Trustee shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Collateral Trustee be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(e)                                  Transfer of Certain Collateral; Release of Certain Security Interest.  Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Master Debt Agreements.  The Collateral Trustee shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Master Debt Agreements.

(f)                                    Accounts.  Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iv) is and will be, in all material

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respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (v) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

(g)                                 Negotiable Instrument.  If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Trustee, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Trustee may from time to time reasonably request.

(h)                                 Other Covenants of Grantor.  Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Collateral Trustee either in such Grantor’s name or in the Collateral Trustee’s name, as the Collateral Trustee may deem necessary, and  (ii) such Grantor will, until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination of all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit, the termination of the Hedge Contracts with the Secured Parties and the termination or expiration of the Commitments, warrant and defend its title to the Collateral and the interest of the Collateral Trustee in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Collateral Trustee’s right or interest in, such Collateral.

Section 5.                                            Termination of Security Interest.  Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit, the termination of the Hedge Contracts with the Secured Parties and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Collateral Trustee will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

Section 6.                                            Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Collateral Trustee’s security interest, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Security Agreement and the Collateral Trustee’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Collateral Trustee all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Collateral Trustee’s security interest.  EACH GRANTOR SHALL DEFEND AND INDEMNIFY THE COLLATERAL TRUSTEE AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH

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CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 7.                                            Remedies upon Event of Default.

(a)                                  If any Event of Default has occurred and is continuing, the Collateral Trustee may (and shall at the written request of the Required Percentage of the applicable Class of Master Debt given in accordance with the Collateral Trust Agreement), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Collateral Trustee may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that the Collateral Trustee, any other Secured Party, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any of the Master Debt Documents and to the payment or performance of any Grantor’s obligations hereunder or under any of the Master Debt Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto;

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(vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation.  If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period.   The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Trustee in connection with any suit or proceeding in connection with the performance by the Collateral Trustee of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Collateral Trustee on behalf of the Secured Parties.

Section 8.                                            Remedies Cumulative; Delay Not Waiver.

(a)                                  No right, power or remedy herein conferred upon or reserved to the Collateral Trustee is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by the Collateral Trustee may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b)                                 No delay or omission of the Collateral Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Collateral Trustee.

Section 9.                                            Contract Rights.  After the occurrence and during the continuance of an Event of Default, the Collateral Trustee may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent

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Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.

Section 10.                                      Accounts.

(a)                                  After the occurrence and during the continuance of an Event of Default, the Collateral Trustee may, or may direct any Grantor to, take any action the Collateral Trustee deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Trustee and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Collateral Trustee.  Upon such notification and direction, and at the expense of the Grantors, the Collateral Trustee may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.

(b)                                 After receipt by any Grantor of the notice referred to in Section 10(a) above that an Event of Default has occurred and is continuing, all amounts and Proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement) to be held as Collateral.  No Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon other than in the ordinary course of business and consistent with past practices.

Section 11.                                      Application of Collateral.  The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Senior Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Collateral Trustee as set forth in Section 4.4 of the Collateral Trust Agreement.

Section 12.                                      Collateral Trustee as Attorney-in-Fact for Grantor.  Each Grantor hereby constitutes and irrevocably appoints the Collateral Trustee, acting for and on behalf of itself and the Secured Parties and each successor or assign of the Collateral Trustee and the Secured Parties, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise to, following the occurrence and during the continuation of an Event of Default, take any action and execute any instrument at the written direction of the Secured Parties and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

(a)                                  to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the any of the other Collateral, including without limitation, any Insurance Contracts;

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(b)                                 to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c)                                  to file any claims or take any action or institute any proceedings in connection therewith which the Collateral Trustee may deem to be necessary or advisable;

(d)                                 to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Collateral Trustee has been provided; and

(e)                                  upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;

provided, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence and continuation of an Event of Default.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 13.                                      Collateral Trustee May Perform.  The Collateral Trustee may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Collateral Trustee to any Grantor) and the Collateral Trustee may from time-to-time take any other action which the Collateral Trustee deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of the Collateral Trustee incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 14.                                      Collateral Trustee Has No Duty.  The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 15.                                      Reasonable Care.  The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own Property.

Section 16.                                      Payments Held in Trust.  During the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Collateral Trustee, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustee in the same form as received (with any necessary endorsement).

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Section 17.                                      Miscellaneous.

(a)                                  Expenses.  Each Grantor will upon demand pay to the Collateral Trustee for its benefit and the benefit of the Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Collateral Trustee and the Secured Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Collateral Trustee or any Secured Party hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

(b)                                 Amendments; Etc.  No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and executed by the affected Grantor and the Collateral Trustee (acting upon the written direction of the Required Percentage of each Class of Master Debt and given in accordance with the Collateral Trust Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)                                  Addresses for Notices.  All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Collateral Trust Agreement.

(d)                                 Continuing Security Interest; Transfer of Interest.  This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Collateral Trustee, shall (a)  remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Lender and the Senior Lenders in respect of Letters of Credit, the termination of the Hedge Contracts with the Secured Parties and the termination or expiration of the Commitments, (b) be binding upon each Grantor and its successors, tranferees and assigns, and (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of and be binding upon, the Collateral Trustee, the Issuing Lender, the Senior Lenders, the Subordinated Lenders, the Senior Administrative Agent and the Subordinated Administrative Agent and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees,  and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Senior Lender or an Affiliate of a Senior Lender.  Without limiting the generality of the foregoing clause, when any Senior Lender or Subordinated Lender assigns or otherwise transfers any interest held by it under the Master Debt Agreements or other Master Debt Documents to any other Person pursuant to the terms of the Master Debt Agreements or such other Master Debt Documents, that other Person shall thereupon become vested with all the benefits held by such Senior Lender or such Subordinated Lender under this Security Agreement.  Notwithstanding the foregoing, when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Security Agreement only if such Person is also then a Senior Lender or an Affiliate of a Senior Lender.

(e)                                  Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any

16

provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(f)                                    Choice of Law.  This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

(g)                                 Counterparts.  The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement.  In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

(h)                                 Headings.  Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

(i)                                     Conflicts.  In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Senior Credit Agreement, the terms of the Senior Credit Agreement shall be controlling.

(j)                                     Additional Grantors.  Pursuant to Section 6.15 of each Master Debt Agreement, each Subsidiary of the Borrower that was not in existence on the date of such Master Debt Agreement is required to enter into this Security Agreement as a Grantor upon becoming a Subsidiary of the Borrower.  Upon execution and delivery after the date hereof by the Collateral Trustee and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

(k)                                  Entire Agreement.  THIS SECURITY AGREEMENT, THE COLLATERAL TRUST AGREEMENT, AND THE OTHER MASTER DEBT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

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The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

LADDER COMPANIES, INC., a Delaware corporation

By:
Name:
Title:

SQUARE ONE ENERGY, INC., a Texas corporation

By:
Name:
Title:

COLLATERAL TRUSTEE:

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title:

18

SCHEDULE 1

to Security Agreement

Grantor:	Cano Petroleum, Inc.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	corporation

Address where records for
Collateral are kept:	[ADDRESS]
[CITY, STATE ZIP]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Grantor:	Ladder Companies, Inc.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	corporation

Address where records for
Collateral are kept:	[ADDRESS]
[CITY, STATE ZIP]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Grantor:	Square One Energy, Inc.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	corporation

Address where records for
Collateral are kept:	[ADDRESS]
[CITY, STATE ZIP]

19

Organizational Number:

Federal Tax Identification Number:

Prior Names:

20

Annex 1 to the

Security Agreement

SUPPLEMENT NO.  [            ]  dated as of [               ] (the “Supplement”), to the Security Agreement dated as of November 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), each subsidiary of Borrower signatory thereto (together with the Borrower, the “Grantors” and individually, a “Grantor”) and Union Bank of California, N.A. as Collateral Trustee under the Collateral Trust Agreement (as hereinafter defined) for the benefit of itself and the Secured Parties (as hereinafter defined).

A.                                   Reference is made to the following documents related to extension of credit to the Borrower:

(i)                                     that certain Credit Agreement dated as of November 29, 2005 (as it may be amended, restated or otherwise modified from time to time, the “Senior Credit Agreement”) by and among the Borrower, the lenders party thereto from time to time (the “Senior Lenders”), and Union Bank of California, N.A., as administrative agent for such Senior Lenders (the “Senior Agent”);

(ii)                                  that certain Subordinated Credit Agreement dates as of even date herewith (as it may be amended, restated or otherwise modified from time to time, the “Subordinated Credit Agreement”, and together with the Senior Credit Agreement, the “Master Debt Agreements”), among the Borrower, the lenders party thereto from time to time (the “Subordinated Lenders”), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio as administrative agent for such Subordinated Lenders (in such capacity, the “Subordinated Agent”); and

(iii)                               those Hedge Contracts (as defined in the Senior Credit Agreement) that the Borrower, the Guarantors (as defined in the Senior Credit Agreement), or any of their Subsidiaries may from time to time enter into one or more with a Senior Lender or one of their Affiliates (a “Swap Counterparty”, and together with the Collateral Trustee, the Senior Agent, the Issuing Lender, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the “Secured Parties”).

B.                                     In connection with the Master Debt Agreements, the Senior Agent, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders, the Collateral Trustee, the Borrower, and other parties thereto, have entered into that certain Collateral Trust and Intercreditor Agreement dated as of even date herewith (as it may be amended, restated, or otherwise modified from time to time, the “Collateral Trust Agreement”), to among other things, appoint the Collateral Trustee as collateral trustee for all of the Secured Parties under the security documents executed in connection with the Master Debt Agreements, including the Security Agreement, and set forth the rights and remedies of the Secured Parties with respect thereto.

C.                                     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Collateral Trust Agreement.

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D.                                    The Grantors have entered into the Security Agreement in order to induce the Senior Lenders and the Subordinated Lenders to make loans and the Issuing Lender to issue letters of credit under the Master Debt Agreements.  Pursuant to Section 6.15 of the respective Master Debt Agreements, each Subsidiary of the Borrower that was not in existence on the date of the Senior Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary.  Section 17(j) of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Master Debt Agreements to become a Grantor under the Security Agreement in order to induce the Senior Lenders to make additional loans and the Issuing Lender to issue additional letters of credit and as consideration for loans previously made and letters of credit previously issued.

Accordingly, the Collateral Trustee and the New Grantor agree as follows:

SECTION 1.                                In accordance with Section 17(j) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Trustee, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.                                The New Grantor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3.                                This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Trustee.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

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SECTION 4.                                The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) the location of all records concerning its Accounts, General Intangibles, or any other Collateral, (c) its federal tax identification number and the organizational number, and (d) all names used by it during the last five years prior to the date of this Supplement.

SECTION 5.                                Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.                                THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

SECTION 7.                                In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                                All communications and notices hereunder shall be in writing and given as provided in the Security Agreement.  All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 9.                                The New Grantor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

THIS SUPPLEMENT, THE SECURITY AGREEMENT, THE COLLATERAL TRUST AGREEMENT AND THE OTHER MASTER DEBT DOCUMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Grantor and the Collateral Trustee have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:

23

Name:
Title:

Address:

[COLLATERAL TRUSTEE]

By:
Name:
Title:

24

Schedule 1

Supplement No.

to the Security Agreement

New Grantor:	[GRANTOR]

Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Address where records for
Collateral are kept:	[ADDRESS]
[CITY, STATE ZIP]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

25

EXHIBIT J

FORM OF TRANSFER LETTERS

, 20

Re:                               Agreement dated                               , by and between                                    , as Seller, and                                                       , as Buyer (the “Contract”).

Ladies and Gentlemen:

Cano Petroleum, Inc., a Delaware corporation (“Mortgagor”), has executed a mortgage or deed of trust dated effective as of                    , 2005 (“Mortgage”) for the benefit of Union Bank of California, N.A., as Collateral Agent for the ratable benefit of itself and certain other credit parties as described in the Mortgage (“Credit Parties”), which Mortgage has been recorded in the Real Property Records of the Counties listed on the attached Exhibit A.  A copy of the Mortgage is enclosed.  The properties covered by the Mortgage include all of the oil, gas and other hydrocarbons and/or other minerals attributable to the above-referenced Contract to which we understand you are currently a party and includes the well or wells listed on the attached Exhibit A with respect to which you are remitting proceeds of production to the Mortgagor.  Your division order or lease numbers for such well or wells are set forth on the attached Exhibit A.

Pursuant to Article III of the Mortgage, the Collateral Agent is entitled to receive all of Mortgagor’s interest in all Hydrocarbons (as defined in the Mortgage), which are covered by the above-referenced Contract, all products obtained or processed therefrom, and the revenues and proceeds attributable thereto.  The assignment of the Hydrocarbons, products and proceeds was effective as of 7:00 A.M., (Dallas, Texas Time), on November     , 2005 (“Effective Date”).  The Credit Parties, however, as provided in Article III, have permitted Mortgagor to collect the Hydrocarbons and the revenues and proceeds attributable thereto until the Collateral Agent or the Mortgagor shall have instructed the seller or purchaser of production to deliver such Hydrocarbons and all proceeds therefrom directly to the Collateral Agent.  The purpose of this letter is to notify you that, commencing immediately upon the receipt hereof, and in accordance with the terms and conditions of the Mortgage, you are to deliver all proceeds attributable to the sale of such Hydrocarbons pursuant to the above-referenced Contract directly to the Collateral Agent at its office at Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75201, Telephone: (214) 922-4200, Facsimile: (214) 922-4209, Attention:  Ali Ahmed, or to such other address of which we may subsequently notify you in writing.  If you require the execution of transfer or division orders, please forward the transfer or division orders to the Collateral Agent at its address at indicated above, Attention:  Ali Ahmed.

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Should you have any questions in connection with any of the foregoing, please do not hesitate to contact us.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent

By:
Name:
Title:

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT A

Name and Location of Well	Division Order or Lease No.

3

EXHIBIT K

November 29, 2005

Energy Components SPC EEP Energy

 Exploration and Production

 Segregated Portfolio, as Administrative Agent

 and a Lender, and all the

 other Lenders party to the Subordinated Credit Agreement

 described below

Grand Pavilion Commercial Centre

802 West Bay Road, Suite 14

George Town, Grand Cayman, B.W.I., Cayman Islands

Ladies and Gentlemen:

We have acted as Texas counsel to Cano Petroleum, Inc., a Delaware corporation (“Borrower”), Ladder Companies, Inc., a Delaware corporation (“Ladder”), Square One Energy, Inc., a Texas corporation (“Square One”), W.O. Energy of Nevada, Inc., a Nevada corporation (“WOEN”), WO Energy, Inc., a Texas corporation (“WOE”), W.O. Operating Company, Ltd., a Texas limited partnership (“Operating”) and W.O. Production Company, Ltd., a Texas limited partnership (“Production”, and together with Ladder, Square One, WOEN, WOE and Operating, the “Guarantors”; Borrower and the Guarantors are each a “Loan Party” and collectively, the “Loan Parties”; Borrower and Ladder are collectively, the “Delaware Loan Parties”; Square One, WOE, Operating and Production are collectively, the “Texas Loan Parties”) in connection with that certain Subordinated Credit Agreement (herein so called) dated as of even date herewith, executed by Borrower, Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as Administrative Agent (in such capacity, the “Administrative Agent”) and as a Lender, and each financial institution party thereto as a Lender (collectively, the “Lenders”).  Capitalized terms used herein shall, unless otherwise provided herein, have the respective meanings set forth in the Subordinated Credit Agreement.

For the purpose of rendering the opinions set forth herein, we have been furnished with and have reviewed the following documents each dated of even date with the Subordinated Credit Agreement unless otherwise indicated (collectively, the “Transaction Documents”):

(a)                                  the Subordinated Credit Agreement;

(b)                                 the Note, executed by Borrower and payable to the order of Lender in the original principal amount of $15,000,000;

(c)                                  the Security Agreement, executed by the Loan Parties, in favor of the Collateral Trustee;

(d)                                 the Guaranty, executed by the Guarantors, in favor of Administrative Agent, for the benefit of the Beneficiaries (as defined therein);

(e)                                  the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated November 29, 2005, executed by Square One, WOEN, WOE, Operating and Production as Mortgagors made to Ali Ahmed as the Trustee for the benefit of the Collateral Trustee as the Mortgagee (the “Texas Mortgage”);

(f)                                    the Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated November 29, 2005, executed by Borrower and Ladder as Mortgagors in favor of the Collateral Trustee as the Mortgagee (the “Oklahoma Mortgage”);

(g)                                 the Pledge Agreement, executed by Borrower, WOEN, and WOE in favor of the Collateral Trustee (the “Pledge Agreement”);

(h)                                 the Collateral Trust and Intercreditor Agreement;

(i)                                     the UCC-1 Financing Statement reflecting Borrower as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Delaware (the “Borrower Financing Statement”);

(j)                                     the UCC-1 Financing Statement reflecting Ladder as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Delaware (the “Ladder Financing Statement”, and together with the Borrower Financing Statement, the “Delaware Financing Statements”);

(k)                                  the UCC-1 Financing Statement reflecting Square One as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Texas (the “Square One Financing Statement”);

(l)                                     the UCC-1 Financing Statement reflecting WOE as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Texas (the “WOE Financing Statement”);

(m)                               the UCC-1 Financing Statement reflecting Operating as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Texas (the “Operating Financing Statement”); and

(n)                                 the UCC-1 Financing Statement reflecting Production as debtor and Collateral Trustee as secured party, to be filed in the Office of the Secretary of State of Texas (the “Production Financing Statement”, and together with the Square One Financing Statement, the WOE Financing Statement and

2

the Operating Financing Statement, the “Texas Financing Statements”; the Delaware Financing Statements and the Texas Financing Statements are collectively, the “Financing Statements”).

(o)                                 the UCC-1 Financing Statement reflecting Borrower as debtor and Collateral Trustee as secured party, to be filed in County Filing Offices, as defined below (the “Borrower County Financing Statement”);

(p)                                 the UCC-1 Financing Statement reflecting Ladder as debtor and Collateral Trustee as secured party, to be filed in the County Filing Offices (the “Ladder County Financing Statement”);

(q)                                 the UCC-1 Financing Statement reflecting Square One as debtor and Collateral Trustee as secured party, to be filed in the County Filing Offices (the “Square One County Financing Statement”);

(r)                                    the UCC-1 Financing Statement reflecting WOE as debtor and Collateral Trustee as secured party, to be filed in the County Filing Offices (the “WOE County Financing Statement”);

(s)                                  the UCC-1 Financing Statement reflecting Operating as debtor and Collateral Trustee as secured party, to be filed in the County Filing Offices (the “Operating County Financing Statement”); and

(t)                                    the UCC-1 Financing Statement reflecting Production as debtor and Collateral Trustee as secured party, to be filed in the County Filing Offices (the “Production County Financing Statement”, and together with the Square One County Financing Statement, the WOE County Financing Statement, the Operating County Financing Statement, the Borrower County Financing Statement, and the Ladder County Financing Statement, collectively, the “County Financing Statements”).

As used herein, the term “Collateral” shall mean the non-fixture equipment, accounts, inventory, and general intangibles and other personal property that is “Collateral” (as defined in the Security Agreement); provided that the Collateral shall exclude all real property, real estate, leases, and fixtures that are not personal property.  As used herein, the term “Real Property Collateral” shall mean the real property, real estate, leases, and fixtures described in the Texas Mortgage.  As used herein, the term “Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Pledge Agreement.

In addition to the Transaction Documents, other documents we have reviewed in rendering this opinion, and upon which we have relied, include the following:

(a)                                  the Certificate of Incorporation of Borrower, certified by the Secretary of State of the State of Delaware on November 10, 2005;

(b)                                 an Officer’s Certificate of Borrower (the “Borrower’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Certificate of Incorporation of Borrower, (ii) the Bylaws of

3

Borrower, (iii) Resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery, and performance of the Transaction Documents executed by Borrower, (iv) the incumbency of officers of Borrower, and (v) certain other factual matters, including the Material Agreements of Borrower;

(c)                                  a certificate from the Secretary of State of the State of Delaware indicating that Borrower is in existence and good standing as of November 15, 2005 (the “Borrower’s Existence and Good Standing Certificate”);

(d)                                 a certificate, dated November 15, 2005, from the Secretary of State of the State of Texas indicating that Borrower is authorized to do business as a foreign corporation in the State of Texas as of such date, a certificate, dated November 17, 2005, from the Comptroller of Public Accounts of the State of Texas indicating that Borrower is in good standing as of such date and a certificate, dated November 15, 2005, from the Secretary of State of the State of Oklahoma indicating that Borrower is authorized to do business as a foreign corporation and in good standing in the State of Oklahoma as of such date (collectively, the “Borrower’s Foreign Qualification Certificates”);

(e)                                  the Certificate of Incorporation of Ladder, certified by the Secretary of State of the State of Delaware on November 10, 2005;

(f)                                    an Officer’s Certificate of Ladder (“Ladder’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Certificate of Incorporation of Ladder, (ii) the Bylaws of Ladder, (iii) Resolutions adopted by the Board of Directors of Ladder authorizing the execution, delivery, and performance of the Transaction Documents executed by Ladder, (iv) the incumbency of officers of Ladder, and (v) certain other factual matters, including the Material Agreements of Ladder;

(g)                                 a certificate from the Secretary of State of the State of Delaware indicating that Ladder is in existence and good standing as of November 15, 2005 (“Ladder’s Existence and Good Standing Certificate”);

(h)                                 a certificate, dated November 15, 2005, from the Secretary of State of the State of Oklahoma indicating that Ladder is authorized to do business as a foreign corporation and in good standing in the State of Oklahoma as of such date (“Ladder’s Foreign Qualification Certificate”):

(i)                                     the Articles of Incorporation of Square One, certified by the Secretary of State of the State of Texas on November 10, 2005;

(j)                                     an Officer’s Certificate of Square One (“Square One’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Articles of Incorporation of Square One, (ii) the Bylaws of Square One, (iii) Resolutions adopted by the Board of Directors of Square One authorizing the execution, delivery, and performance of the Transaction Documents executed by Square One, (iv) the incumbency of

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officers of Square One, and (v) certain other factual matters, including the Material Agreements of Square One;

(k)                                  a certificate from the Secretary of State of the State of Texas indicating that Square One is in existence as of November 15, 2005 (“Square One’s Existence Certificate”);

(l)                                     a certificate, dated November 15, 2005, from the Comptroller of Public Accounts of the State of Texas, attesting to the current payment by Square One of all franchise and similar taxes (“Square One’s Good Standing Certificate”);

(m)                               the Articles of Incorporation of WOEN, certified by the Secretary of State of the State of Nevada on November 8, 2005;

(n)                                 an Officer’s Certificate of WOEN (“WOEN’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Articles of Incorporation of WOEN, (ii) the Bylaws of WOEN, (iii) Resolutions adopted by the Board of Directors of WOEN authorizing the execution, delivery, and performance of the Transaction Documents executed by WOEN, (iv) the incumbency of officers of WOEN, and (v) certain other factual matters, including the Material Agreements of WOEN;

(o)                                 a certificate from the Secretary of State of the State of Nevada indicating that WOEN is in existence and good standing as of November 15, 2005 (“WOEN’s Existence and Good Standing Certificate”);

(p)                                 the Articles of Incorporation of WOE, certified by the Secretary of State of the State of Texas on November 14, 2005;

(q)                                 an Officer’s Certificate of WOE (“WOE’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Articles of Incorporation of WOE, (ii) the Bylaws of WOE, (iii) Resolutions adopted by the Board of Directors of WOE authorizing the execution, delivery, and performance of the Transaction Documents executed by WOE, (iv) the incumbency of officers of WOE, and (v) certain other factual matters, including the Material Agreements of WOE;

(r)                                    a certificate from the Secretary of State of the State of Texas indicating that WOE is in existence as of November 29, 2005 (“WOE’s Existence Certificate”);

(s)                                  a certificate, dated November 29, 2005, from the Comptroller of Public Accounts of the State of Texas, attesting to the current payment by WOE of all franchise and similar taxes (“WOE’s Good Standing Certificate”);

(t)                                    the Certificate of Limited Partnership of Operating, certified by the Secretary of State of the State of Texas on November 14, 2005;

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(u)                                 an Officer’s Certificate of WOE, acting in its capacity as the sole General Partner of Operating (“Operating’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Certificate of Limited Partnership of Operating, (ii) the Agreement of Limited Partnership of Operating, (iii) Resolutions adopted by Board of Directors of WOE, acting in its capacity as the sole General Partner of Operating, authorizing the execution, delivery, and performance of the Transaction Documents executed by the officers of WOE acting in its capacity as the sole General Partner of Operating, (iv) the incumbency of officers of WOE, and (v) certain other factual matters, including the Material Agreements of Operating;

(v)                                 a certificate from the Secretary of State of the State of Texas indicating that Operating is in existence as of November 14, 2005 (“Operating’s Existence Certificate”);

(w)                               the Certificate of Limited Partnership of Production, certified by the Secretary of State of the State of Texas on November 14, 2005;

(x)                                   an Officer’s Certificate of WOE, acting in its capacity as the sole General Partner of Production (“Production’s Officer’s Certificate”) dated as of November 29, 2005 certifying (i) the Certificate of Limited Partnership of Production, (ii) the Agreement of Limited Partnership of Production, (iii) Resolutions adopted by Board of Directors of WOE, acting in its capacity as the sole General Partner of Production, authorizing the execution, delivery, and performance of the Transaction Documents executed by the officers of WOE, acting in its capacity as the sole General Partner of Production, (iv) the incumbency of officers of WOE, and (v) certain other factual matters, including the Material Agreements of Production; and

(y)                                 a certificate from the Secretary of State of the State of Texas indicating that Production is in existence as of November 14, 2005 (“Production’s Existence Certificate”).

Scope of Examination and General

Assumptions and Qualifications

We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Loan Parties, agreements and other instruments, certificates of officers and representatives of the Loan Parties, certificates of public officials, and other documents as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.  As to questions of fact material to such opinions, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Loan Parties made in the Transaction Documents and upon their respective Officer’s Certificates.

In making such examinations, we have assumed, with your consent (a) the genuineness of all signatures (other than the signatures of officers of the Loan Parties), (b) the authenticity of all documents submitted

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to us as originals, (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (d) the authenticity of the originals of the documents referred to in the immediately preceding clause (c), (e) the prompt and proper recordation of any Transaction Documents in which recordation is anticipated, (f) that each party to the Transaction Documents (other than the Delaware Loan Parties and the Texas Loan Parties) has full power, authority, and legal right to enter into and perform all agreements to which it is a party and has duly authorized, executed, and delivered each such Transaction Document, (g) that the Transaction Documents (other than the Oklahoma Mortgage) constitute the valid, binding, and enforceable agreement of all the parties thereto (other than the Loan Parties), and (h) the correctness and accuracy of all the facts set forth in all certificates and reports identified in this opinion.

We have been advised by officers of the Loan Parties (and with your consent have relied on that advice) that the agreements described on Exhibit A attached hereto (the “Material Agreements”) are the only agreements and there are no orders, writs, judgments, or decrees that are material to Borrower or applicable Loan Party and which, if violated by the execution, delivery, or performance of the Transaction Documents, could reasonably be expected to have a material adverse effect on the validity, performance, or enforceability of any Transaction Document or the ability of any Loan Party to fulfill its material obligations under the Transaction Documents.  We advise you that we have not reviewed, and have not devoted substantive attention to, any other agreements (other than those described on Exhibit A) for the purposes of rendering the opinion set forth in Paragraph 12 below.  We have made no examination of, and express no opinion with respect to, any financial, accounting, or similar covenant or provision contained in the Material Agreements to the extent that any such covenant or provision would require a determination as to any financial or accounting matters.  In addition, we express no opinion as to any breach of any confidentiality provision contained in any Material Agreement caused by any Transaction Document or Borrower’s or applicable Loan Party’s actions pursuant thereto or in contemplation thereof.  We note that some of the Material Agreements are not governed by Texas law.  Therefore, we have assumed that a court would enforce the Material Agreements as written, and we have limited our opinion to matters readily ascertainable from the face of the Material Agreements.  We also note that some of the Material Agreements are not assignable by Borrower or applicable Loan Party (those Material Agreements which pursuant to their terms are not assignable by Borrower or applicable Loan Party are described on Exhibit B (collectively, the “Non-Assignable Material Agreements”)).  As a result, to the extent that the Collateral includes Borrower’s or applicable Loan Party’s rights under the Material Agreements, we have relied upon Section 9.408(a) of the UCC (defined below).  We note that any assignment of Non-Assignable Material Agreements is subject to the limitations set forth in Section 9.408(d) of the UCC.

Our opinions set forth below are limited solely to matters governed by the laws of the State of Texas, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware (collectively, “Applicable Law”) and we express no opinion as to questions concerning the laws of any other jurisdiction.  The opinions expressed herein are limited to the Uniform Commercial Code as adopted in the State of Texas (the “Texas UCC”) and the State of Delaware (the “Delaware UCC”) in effect on the date hereof (the Texas UCC and the Delaware UCC are collectively, the “UCC”).

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Specific Limitations and Qualifications on

Opinions Regarding Enforceability

With respect to our opinion set forth in Paragraph 11 under the heading “Opinions” below, we advise you that:

1.                                       The enforceability of the Transaction Documents is subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, rearrangement, liquidation, conservatorship, or similar laws of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) general equity principles, and (iii) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Transfer Act as adopted by the State of Texas (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances, and obligations, (b) the application of a standard of “good faith” such as that imposed by Section 1.304 of the Texas UCC, and (c) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; provided, however, that any limitations referred to under clauses (a)(ii) and (a)(iii) of this paragraph imposed by such laws on the enforceability of any Transaction Document will not render any Transaction Document invalid as a whole or prevent you from the ultimate realization of the practical benefits of such Transaction Document, except for the economic consequences of any judicial, administrative, or other procedural delay which may result from such laws.

2.                                       The opinion that the Transaction Documents are enforceable is also subject to the qualification that certain of the remedial, waiver, and other provisions of the Transaction Documents may not be enforceable; but such unenforceability will not, in our judgment, render the Transaction Documents invalid as a whole or substantially interfere with the realization of the principal legal benefits and/or security intended to be provided by the Transaction Documents, except to the extent of any procedural delay which may result therefrom.

3.                                       We express no opinion as to: (a) the enforceability of provisions of the Transaction Documents to the extent that such provisions: (i) purport to waive or affect any rights to notices required by law and that are not subject to waiver under Section 9.602 of the Texas UCC; (ii) purport to waive trial by jury; (iii) state that any Lender’s failure or delay in exercising rights, powers, privileges or remedies under the Transaction Documents shall not operate as a waiver thereof; (iv) purport to indemnify any Lender for such Lender’s violations of federal or state securities laws or environmental laws, or any obligation to the extent such obligation arises from or is a result of such Lender’s own fraud, negligence, or willful misconduct or to the extent that such indemnification is inconsistent with public policy; (v) purport to establish or satisfy certain factual standards or conditions (e.g., standards of “commercial reasonableness” or “reasonable care” under Article 9 of the Texas UCC) in a manner not permitted by Sections 9.602 and 9.603 of the Texas UCC; (vi) purport to sever unenforceable provisions from the Transaction Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such documents; (vii) restrict access to legal or equitable remedies;

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(viii) purport to waive any claim of any Loan Party against any Lender arising out of, or in any way related to, the Transaction Documents; (ix) purport to provide remedies inconsistent with applicable law; or (x) providing that decisions by a party are conclusive or may be made in its sole discretion; (b) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the Transaction Documents; (c) the enforceability of any provision in the Transaction Documents that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding; (d) the enforceability of any provision in the Transaction Documents that purports to waive, subordinate, or otherwise restrict or deny access to rights, benefits, claims, causes of action, or remedies that cannot be waived, subordinated, or otherwise restricted or denied; (e) the enforceability of any provision in the Transaction Documents that allows any Lender to accelerate the maturity date of the obligations evidenced by the Transaction Documents, to institute foreclosure proceedings, or to exercise any similar right, without notice to the person or entity signatory thereto or bound thereby; or (f) the enforceability of any provision contained in the Transaction Documents relating to the appointment of a receiver, to the extent that appointment of a receiver is governed by applicable statutory requirements, and to the extent that such provision may not be in compliance with such requirements.

4.                                       We express no opinion on any Lender’s ability to foreclose on, become the owner of, or validly transfer or assume, all of the rights and duties of any Loan Party (other than the right to receive payments thereunder and the right to receive an assignment of accounts receivable arising thereunder) as a party to the Non-Assignable Material Agreements, under which such Loan Party’s rights, obligations, or duties are not freely assignable or transferable.

5.                                       We express no opinion regarding the enforceability of any documents or agreements referenced in the Transaction Documents (other than the Transaction Documents).

6.                                       We express no opinion regarding any Lender’s ability to exercise any rights or remedies against any collateral that is personal property pursuant to the Transaction Documents other than in accordance with the Texas UCC or the Delaware UCC.

7.                                       We express no opinion regarding (a) the enforceability of provisions of the Texas Mortgage that grant the right to become a mortgagee in possession of the Real Property Collateral prior to a foreclosure of the lien of the Transaction Documents or provide for the collection of (or the perfection or effectiveness of your lien in) rents and profits prior to actual or constructive possession of the Real Property Collateral, (b) the enforceability of any waiver of any right to an appraisal of the Real Property Collateral, to the extent one is provided pursuant to Texas Property Code Annotated Sections 51.003-51.005, which rights are not waivable under Texas law, or (c) compliance with, or the effect of land use, zoning, building, sanitation, environmental, or ecological laws or regulations affecting the Real Property Collateral.

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Specific Limitations and Qualifications on

Opinions Regarding Texas Usury Laws

The opinions expressed in Paragraphs 11 and 13 under the heading “Opinions” below are also subject to the following:

1.                                       We have assumed that (a) no fees, charges, or other compensation will be paid to Lenders, or for their benefit, except as specified in the Transaction Documents, and (b) no interest will accrue on the unfunded portion of the indebtedness evidenced by the Transaction Documents.

2.                                       We have assumed that Lenders will comply with and give effect to all of the provisions of the Transaction Documents with respect to the computation of the interest rate and the charging and collection of interest thereunder, including without limitation, the “Savings Clause” (herein so called) (i.e., a clause to the effect that Borrower shall never be required to pay, and Lenders shall never be entitled to collect or receive, interest on the loans evidenced by the Subordinated Credit Agreement at a rate in excess of the maximum rate permitted by applicable law).  We advise Lenders that, if Borrower repays, or Lenders accelerate or otherwise demand payment of, the loans made under the Subordinated Credit Agreement prior to the scheduled maturity date thereof, then Lenders will have to return any excessive interest received as the result of such prepayment in order to give effect to the Savings Clause.

3.                                       We express no opinion as to whether the fees denominated in the Subordinated Credit Agreement as “commitment fees” or other fees and expenses (other than those explicitly designated as interest) payable to Lenders under the Transaction Documents are interest or in certain cases, whether any fees should be deducted from the principal of the loan evidenced by the Transaction Documents in determining interest chargeable under such loan.  We assume that Lenders will comply with applicable law in the treatment of such items under such loan.

4.                                       Section 2.06(c) of the Subordinated Credit Agreement limits the reduction in the contract rate of interest in certain circumstances in order to recoup the contracted rate of interest for the prior period where the contracted rate was capped at a lower rate by the maximum lawful rate.  While there is a Texas statute and established precedent for the spreading of interest forward over the anticipated life of a loan, we are aware of no cases permitting “backward” spreading.  Notwithstanding the lack of case law, however, backward spreading, we believe, is consistent with the principles underlying forward spreading and should be permissible under Texas law.

Specific Limitations and Qualifications on

Opinions Regarding Laws and Consents

With respect to our opinions in Paragraphs 13 and 14 under the heading “Opinions” below with respect to no violation of any applicable law and as to the lack of any required consents, approvals, or authorizations of governmental authorities, our opinions are expressed only with respect to statutes or

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regulations that a lawyer in Texas or Delaware, as applicable, exercising customary professional diligence would reasonably recognize as being applicable to the Loan Parties or the transactions contemplated by the Transaction Documents.  In addition, we express no opinion as to the following: (a) federal securities laws and regulations administered by the Securities and Exchange Commission, State of Texas “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; or (b) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state, or regional level), and any judicial decisions to the extent they deal with any of the foregoing.

Specific Limitations and Qualifications on

Opinions Regarding Perfection of Liens

and Security Interests in the Collateral

With respect to the opinions expressed below regarding the perfection of Collateral Trustee’s liens and security interests in the Collateral, we advise you that:

1.                                       We express no opinion regarding (a) the accuracy or completeness of any property descriptions contained in the Transaction Documents; however such descriptions are in sufficient form, assuming accuracy and completeness, (b) title to the Collateral, (c) the creation or perfection of Collateral Trustee’s liens and security interests in the Collateral insofar as the laws of a jurisdiction other than the State of Texas (with respect to creation) or the States of Texas and Delaware (with respect to perfection) govern the creation or perfection of such liens and security interests, or (d) the creation or perfection of Collateral Trustee’s liens and security interests in Collateral that is not described in the Transaction Documents.

2.                                       We have assumed, with your permission, the following facts: (a) the Loan Parties, as applicable, have good and sufficient title to the Collateral; (b) the Loan Parties, as applicable, have “rights in the collateral” as that term is used in Section 9.203 of the Texas UCC; (c) value has been given within the meaning of Section 9.203 of the Texas UCC; (d) the Delaware Loan Parties are each solely incorporated, formed, or organized, as the case may be, under the laws of the State of Delaware, the Texas Loan Parties are each solely incorporated, formed, or organized, as the case may be, under the laws of the State of Texas and WOEN is solely incorporated under the laws of the State of Nevada; and (e) Collateral Trustee’s address is correctly set forth on the Financing Statements and the County Financing Statements.

3.                                       The opinions given in Paragraphs 15, 16, and 17 under the heading “Opinions” below as to the creation and perfection of security interests do not cover real property and other property transactions excluded from the coverage of the Texas UCC pursuant to Section 9.109 of the Texas UCC.

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4.                                       We advise you that (a) in the case of Collateral consisting of motor vehicles for which certificates of title have been issued and for which the exclusive manner of perfecting a security interest is by noting Collateral Trustee’s security interests on the certificate of title in accordance with the Texas Certificate of Title Act or other comparable law of other states, Collateral Trustee’s security interest therein cannot be perfected by the filing of the Financing Statements, but will be perfected only if Collateral Trustee’s security interests are so noted, (b) the continuation of any security interests and perfection of any security interests in Collateral consisting of proceeds is limited to the extent set forth in the UCC, (c) continuation statements complying with the UCC must be filed not more than six (6) months prior to the expiration of a five (5) year period dating from the date of filing of the Financing Statements (or otherwise within the time permitted by the UCC) and subsequent continuation statements must be filed within six (6) months prior to the end of each subsequent five (5) year period and amendments or supplements to the Financing Statements and/or additional financing statements may be required to be filed in the event of a change of name, identity, or corporate structure of any of the Delaware Loan Parties or any of the Texas Loan Parties, or if any of the Delaware Loan Parties or any of the Texas Loan Parties changes the jurisdiction of its incorporation, organization, or formation, as the case may be, (d) in the case of property which becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case, (e) although the filing of a financing statement will perfect a security interest in chattel paper, negotiable documents, instruments, and investment property, (i) such a perfected security interest in chattel paper, negotiable documents, and instruments is subject to rights of prior or subsequent holders who obtain possession of such Collateral, and (ii) such a perfected security interest in investment property is subject to rights of prior or subsequent holders who obtain “control” (as such term is defined in the UCC) of such Collateral, unless the secured party obtains “control” of such Collateral in accordance with the UCC, and (f) as against third parties having or acquiring an interest in or a lien on the real property to which any fixtures are attached, the rights and duties of the law of the state relating to real property and fixtures may apply.

5.                                       We express no opinion as to the perfection of liens and security interests in the Collateral constituting general intangibles consisting of copyrights, patents, trademarks, and tradenames to the extent security interests in such property may be perfected only by the filing of the appropriate documents in the United States Copyright Office and the United States Patent and Trademark Office.

6.                                       We have assumed that none of the Collateral consists or will consist of consumer goods, farm products, crops, or timber, or accounts resulting from the sale of timber.

7.                                       We also note that a security interest in after-acquired property may attach and become enforceable and may become perfected only when the debtor has obtained rights in such Collateral.

8.                                       We have made no review of the Collateral, the books and records relating to the Collateral, or any compliance by any of the Loan Parties with applicable rules and regulations governing

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the ownership, use, leasing, maintenance, or charter of the Collateral, and therefore we give no opinion concerning same.

9.                                       We have assumed, with your permission, that (a) that no party executing the Security Agreement is a broker or securities intermediary, as such terms are defined in the UCC, and (b) any original certificates evidencing the Pledged Collateral have been delivered to, and possession thereof will be held by, Collateral Trustee in the State of Texas.

10.                                 We note that in order to enforce Lenders’ remedies and rights of foreclosure by sale, after default, of the Pledged Collateral, Lenders will be required to comply with applicable federal and state securities laws.

Opinions

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.                                       Borrower is, based solely upon, and as of the date of, the Borrower’s Existence and Good Standing Certificate, validly existing and in good standing under the laws of the State of Delaware.  Based solely upon, and as of the date of, the Borrower’s Foreign Qualification Certificates, Borrower is qualified to do business as a foreign corporation in the State of Texas and in the State of Oklahoma.

2.                                       Ladder is, based solely upon, and as of the date of, Ladder’s Existence and Good Standing Certificate, validly existing and in good standing under the laws of the State of Delaware.  Based solely upon, and as of the date of, Ladder’s Foreign Qualification Certificate, Ladder is qualified to do business as a foreign corporation in the State of Oklahoma.

3.                                       Square One is, based solely upon, and as of the date of, Square One’s Existence Certificate and Square One’s Good Standing Certificate, validly existing and in good standing under the laws of the State of Texas.

4.                                       WOEN is, based solely upon, and as of the date of, WOEN’s Existence and Good Standing Certificate, validly existing and in good standing under the laws of the State of Nevada.

5.                                       WOE is, based solely upon, and as of the date of, WOE’s Existence Certificate and WOE’s Good Standing Certificate, validly existing and in good standing under the laws of the State of Texas.

6.                                       Operating is, based solely upon, and as of the date of, Operating’s Existence Certificate, validly existing under the laws of the State of Texas.

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7.                                       Production is, based solely upon, and as of the date of, Production’s Existence Certificate, validly existing under the laws of the State of Texas.

8.                                       Borrower and Ladder each have the corporate power and authority under the General Corporation Law of the State of Delaware and their respective Certificates of Incorporation and Bylaws to execute, deliver, and perform their obligations under the Transaction Documents.  The Transaction Documents to which Borrower and/or Ladder is a party have been duly authorized by all necessary corporate action on the part of Borrower and/or Ladder, as appropriate, and have been duly executed and delivered by Borrower and/or Ladder, as appropriate.

9.                                       Square One and WOE each have the corporate power and authority under the Texas Business Corporation Act and their respective Articles of Incorporation and Bylaws to execute, deliver, and perform their obligations under the Transaction Documents.  The Transaction Documents to which Square One and/or WOE is a party have been duly authorized by all necessary corporate action on the part of Square One and/or WOE, as appropriate, and have been duly executed and delivered by Square One and/or WOE, as appropriate.

10.                                 Operating and Production each have the partnership power and authority under the Texas Revised Limited Partnership Act and their respective Certificates of Limited Partnership and Limited Partnership Agreements to execute, deliver, and perform their obligations under the Transaction Documents.  The Transaction Documents to which Operating and/or Production is a party have been duly authorized by all necessary partnership action on the part of Operating and/or Production and their general partners, as appropriate, and have been duly executed and delivered by Operating and/or Production (or their general partners on their behalf), as appropriate.

11.                                 The Transaction Documents (other than the Oklahoma Mortgage) to which any Loan Party is a party are enforceable against such Loan Party in accordance with their respective terms.

12.                                 The execution and delivery by each Loan Party of, and performance of its agreements in, the Transaction Documents do not (a) violate the Certificate of Incorporation, Articles of Incorporation, Bylaws, Certificate of Limited Partnership or Limited Partnership Agreement, each as applicable, of any Loan Party, or (b) breach or result in a default under any obligation of any Loan Party under, or require a consent under, or result in the creation of any Lien (except for the Liens created pursuant to the Transaction Documents) upon any of the properties, revenues, or other assets of any Loan Party pursuant to, any Material Agreement.

13.                                 The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby, and compliance by the Loan Parties with the provisions thereof will not violate any Applicable Law.

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14.                                 No consent, approval, waiver, license, or authorization or any other action by or filing with any governmental authority is required under Applicable Law in connection with the execution and delivery by the Loan Parties of the Transaction Documents, except for those already obtained or completed.

15.                                 The Security Agreement creates in favor of Collateral Trustee, for the benefit of the Secured Parties (as defined therein), a valid security interest in all of the Loan Parties’ right, title, and interest in and to that portion of the Collateral in which a security interest may be created under the Texas UCC.  Under the Texas UCC and the Delaware UCC, upon the acceptance of filing of the Financing Statements in the Office of the Secretary of State of Texas or the Office of the Secretary of State of Delaware, as appropriate, the Collateral Trustee shall have a perfected security interest, for the benefit of the Secured Parties (as defined in the Security Agreement) in the Collateral in which a security interest may be perfected by filing of financing statements under the Texas UCC or Delaware UCC, as appropriate.

16.                                 The Pledge Agreement creates in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined therein) a valid security interest in all right, title, and interest of each Loan Party a party thereto in the Pledged Collateral enforceable against each such Loan Party, securing the Secured Obligations (as defined in the Pledge Agreement).

17.                                 Upon the filing of the Delaware Financing Statements in the Office of the Secretary of State of Delaware and the Texas Financing Statements in the Office of the Secretary of State of Texas, Collateral Trustee shall have a perfected security interest in the Pledged Collateral.

18.                                 The form of the Texas Mortgage and the form of the description of the Mortgaged Property (as such term is defined therein and so used herein) situated in the State of Texas are in satisfactory form for filing and recording in the offices described in Paragraph 19 below.

19.                                 Upon filing and recording of the Texas Mortgage with the real property records of the Texas counties, as applicable, the Texas Mortgage will create a valid and binding perfected mortgage lien in favor of the Collateral Trustee on the Real Property Collateral.  The proper recordings of the Texas Mortgage in the real property records of the respective Texas counties identified therein (the “County Filing Offices”) are the only filings, recordings, and registrations necessary to publish notice and preserve the liens of the Texas Mortgage in the Real Property Collateral.  Each Texas Mortgage creates a valid security interest in favor of the Collateral Trustee to the extent provided therein in all right, title and interest of each Loan Party party thereto in that portion of the “Collateral” (as defined therein) (other than the Real Property Collateral) which constitutes personal property.  Upon the proper filing in the real property records of the County Filing Offices of the County Financing Statements, the Collateral Trustee will have a perfected security interest within the meaning of Chapter 9 of the Texas UCC in that portion of the Collateral (as defined in the Texas Mortgage) that is personal property and constitutes fixtures located on the Real Property Collateral or as-extracted collateral from such Real Property Collateral in

15

which a security interest may be perfected by filing a financing statement, subject, however, with respect to proceeds, to Section 9.315 of the Texas UCC.

20.                                 No state or local mortgage registration tax, stamp tax, or other similar fee, tax, or governmental charge (other than filing and recording fees to be paid upon filing) is required to be paid to the State of Texas or any subdivision thereof in connection with the execution, delivery, filing, or recording of any of the Texas Mortgage or the consummation of the transactions contemplated therein.  Except for the payment of recording or filing fees and taxes associated with filings made with respect to the Financing Statements and the Texas Mortgage, no other taxes or governmental fees or charges are required under Applicable Law in connection with (a) the creation, perfection, or the recording of the Liens purported to be created by the Transaction Documents, (b) the execution and delivery of any of the Transaction Documents, or (c) the obtaining of credit under the Subordinated Credit Agreement.

21.                                 The Advances to be made on the date hereof and the application of the proceeds thereof as provided for in the Subordinated Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

22.                                 No Loan Party is a “holding company”, a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

23.                                 No Loan Party is an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

This opinion (a) has been furnished to you at your request, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone (other than your permitted successors and assigns under the Subordinated Credit Agreement) without our prior written consent, (b) is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person (other than your permitted successors and assigns under the Subordinated Credit Agreement) or for any other purpose without our prior written consent, (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any changes for any new developments that might affect any matters or opinions set forth herein, and (d) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

Sincerely,

HAYNES AND BOONE, LLP

16

EXHIBIT A

MATERIAL AGREEMENTS

Engagement for Professional Services by and between Cano Petroleum, Inc. and Bainbridge Capital dated April 14, 2005.

Gas Purchase and Processing Agreement by and between Ladder Energy Company and ScissorTail Energy, LLC dated September 1, 2004.

Gas Sales and Purchase Agreement by and between Alliant Energy Desdemona, LP and KenMor Properties, LLC dated March 1, 2005.

Agreement by and between Square One Energy, Inc. and KenMor Properties, LLC dated October 7, 2005 (in which KenMor Properties, LLC assigns, transfers and conveys to Square One Energy, Inc. all of its right, title and interest in and to the Gas Sales and Purchase Agreement by and between Alliant Energy Desdemona, LP and KenMor Properties, LLC dated March 1, 2005), as amended by a First Amendment to Agreement dated October 7, 2005.

Gas Purchase Contract by and between Ladder Energy Company and Western Gas Resources, Inc. dated January 7, 1998.

Gas Purchase Contract by and between Square One Energy, Inc. and Newpoint Gas Services, Inc. dated April 21, 2004.

Crude Oil Purchase Agreement by and between Ladder Energy Company and Sunoco, Inc. (R&M) dated February 1, 2000, as amended by a letter agreement between Sunoco Partners Marketing & Terminals, L.P. and Ladder Energy Company dated September 12, 2005.

Crude Oil Purchase Agreement by and between Ladder Energy and Coffeyville Resources Crude Transportation dated October 4, 2005.

Natural Gas Liquid Mix Agreement by and between Square One Energy, Inc. and Dufour Petroleum, L.P. dated July 1, 2004, as amended by Amendment Letter dated October 1, 2005 and as amended by Amendment Letter dated November 1, 2005.

Office Lease Agreement by and between Ft. Worth Plaza Limited Partnership, a Texas limited partnership, as Landlord and Cano Petroleum, Inc. (assignee of Cano Energy Corporation), as Tenant, purportedly dated April 10, 2001, as amended by the First Amendment to Lease Agreement dated September 19, 2001.

17

Consulting Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated August 15, 2005.

Lignin Surfactant System Development Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated July 20, 2005.

Stock Purchase Agreement by and between Cano Petroleum, Inc., W. O. Energy of Nevada, Inc., Miles O’Loughlin and Scott White dated November 29, 2005.

Executive Employment Agreement by and between Huron Ventures, Inc. and S. Jeffrey Johnson dated May 28, 2004.

Employment Agreement by and between Huron Ventures, Inc. and Michael J. Ricketts dated May 28, 2004.

Employment Agreement by and between Huron Ventures, Inc. and Thomas Cochrane dated May 28, 2004.

Employment Agreement by and between Cano Petroleum, Inc. and James K. Teringo, Jr. dated July 11, 2005.

Compensation Reimbursement Agreement by and between Cano Petroleum, Inc. and Sabine Production Operating, LLC dated October 31, 2005.

Omnibus Agreement by and between Cano Petroleum, Inc., Carlile Management, LLC, Haddock Enterprises, LLC and Sabine Production Partners, LP dated October 31, 2005.

Amended and Restated Regulations of Sabine Production Operating, LLC executed by Cano Petroleum, Inc., Haddock Enterprises, LLC and Carlile Management, LLC, effective as of August 3, 2005.

2005 Directors’ Stock Option Plan of Cano Petroleum, Inc.

Gas Purchase and Sales Contract by and between Arrow Oil and Gas, Inc. and STP, Inc. dated August 15, 2002.

Management Stock Pool Agreement dated May 28, 2004 among Huron Ventures Inc. and The Shareholders of Davenport Field Unit Inc.

Management Stock Pool Escrow Agreement dated May 28, 2004 by and among Huron Ventures Inc. and S. Jeffrey Johnson, et al.

18

Purchase and Sale Agreement dated August 16, 2004, by and between Cano Energy Corporation and Cano Petroleum, Inc.

Purchase and Sale Agreement dated September 2, 2004, by and between Nowata Oil Properties LLC and Cano Petroleum, Inc.

Purchase and Sale Agreement dated February 6, 2005, by and between Square One Energy, Inc. and Cano Petroleum, Inc.

Subscription Agreement dated October 8, 2004 by and between Cano Petroleum, Inc. and Randall Boyd.

Stock Option Agreement dated December 16, 2004, between Cano Petroleum, Inc. and Gerald W. Haddock.

Form of Subscription Agreement dated March 18, 2005.

Letter Agreement dated March 29, 2005 among the Haddock Enterprises, LLC, Cano Petroleum, Inc. and Kenneth Carlile.

Sabine Production Partners, LP Transaction Summary dated August 4, 2005.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Howard Hughes Medical Institute.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and The Robert Wood Johnson Foundation.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Laborers’ District Council and Contractors’ of Ohio Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Ohio Carpenters’ Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and New York Nurses Association Pension Plan.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Public Sector Pension Investment Board.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift

19

Investors (Bermuda) L.P.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Partners, L.P.

Non-Qualified Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Touradji Global Resources Master Fund, Ltd.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Renaissance US Growth Investment Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and BFS US Special Opportunities Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Crestview Capital Master, LLC.

Summary Sheet: Vice President, General Counsel and Secretary of Cano Petroleum, Inc. Annual Base Salary.

Gas Purchase Contract between W.O. Operating Company, Ltd. and Duke Field Services LP dated November 1, 2003.

Gas Purchase and Sales Agreement dated September 1, 1975, between Skelly Oil Company, as Seller, and Phillips Petroleum Company, as Buyer.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1994.

Gas Purchase Contract between Hugoton Energy Corporation, as Seller, and GPM Gas Corporation, as Buyer, dated August 3, 1995, covering Sections 3 and 4, Block Y, M&C Survey, Hutchinson County, Texas.

Crude Oil Purchase Contract between W.O. Operating Company, as Seller, and Diamond Shamrock Refining Company LP, dated August 6, 2001 (Valero is successor to Diamond Shamrock on this contract).

Gas Purchase Contract by and between W.O. Operating Company Limited, as Seller, and OneOK Texas

20

Field Services LP, as Buyer, dated January 1, 2005.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1995.

Gas Purchase Contract dated August 3, 1995 by and between W.O. Operating Company and Duke Energy Field Services, as amended on August 1, 2005 and September 1, 2005.

Oil Marketing Agreement dated January 13, 1994 by and between W.O. Operating Company and Pan Mark, Inc.

21

EXHIBIT B

MATERIAL AGREEMENTS NOT FREELY ASSIGNABLE

Gas Purchase and Sales Contract by and between Arrow Oil and Gas, Inc. and STP, Inc. dated August 15, 2002.

2005 Directors’ Stock Option Plan of Cano Petroleum, Inc.

Employment Agreement by and between Cano Petroleum, Inc. and James K. Teringo, Jr. dated July 11, 2005.

Compensation Reimbursement Agreement by and between Cano Petroleum, Inc. and Sabine Production Operating, LLC dated October 31, 2005.

Omnibus Agreement by and between Cano Petroleum, Inc., Carlile Management, LLC, Haddock Enterprises, LLC and Sabine Production Partners, LP dated October 31, 2005.

Executive Employment Agreement by and between Huron Ventures, Inc. and S. Jeffrey Johnson dated May 28, 2004.

Office Lease Agreement by and between Ft. Worth Plaza Limited Partnership, a Texas limited partnership, as Landlord and Cano Petroleum, Inc. (assignee of Cano Energy Corporation), as Tenant, purportedly dated April 10, 2001, as amended by the First Amendment to Lease Agreement dated September 19, 2001.

Gas Purchase Contract by and between Square One Energy, Inc. and Newpoint Gas Services, Inc. dated April 21, 2004.

Gas Purchase and Processing Agreement by and between Ladder Energy Company and ScissorTail Energy, LLC dated September 1, 2004.

Non-Qualified Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

Purchase and Sale Agreement dated August 16, 2004, by and between Cano Energy Corporation and Cano Petroleum, Inc.

Purchase and Sale Agreement dated February 6, 2005, by and between Square One Energy, Inc. and Cano Petroleum, Inc.

22

Management Stock Pool Agreement dated May 28, 2004 among Huron Ventures Inc. and The Shareholders of Davenport Field Unit Inc.

Crude Oil Purchase Contract between W.O. Operating Company, as Seller, and Diamond Shamrock Refining Company LP, dated August 6, 2001 (Valero is successor to Diamond Shamrock on this contract).

Gas Purchase Contract by and between W.O. Operating Company Limited, as Seller, and OneOK Texas Field Services LP, as Buyer, dated January 1, 2005.

23

SCHEDULE 4.01

SUBSIDIARIES OF BORROWER

Ladder Companies, Inc.

Sole Jurisdiction of Formation / Filing:                                      Delaware

Type of Organization:                            Corporation

Square One Energy, Inc.

Sole Jurisdiction of Formation / Filing:                                      Texas

Type of Organization:                            Corporation

W.O. Energy of Nevada, Inc.

Sole Jurisdiction of Formation / Filing:                                      Nevada

Type of Organization:                            Corporation

WO Energy, Inc.

Sole Jurisdiction of Formation / Filing:                                      Texas

Type of Organization:                            Corporation

W.O. Operating Company, Ltd.

Sole Jurisdiction of Formation / Filing:                                      Texas

Type of Organization:                            Limited Partnership

W.O. Production Company, Ltd.

Sole Jurisdiction of Formation / Filing:                                      Texas

Type of Organization:                            Limited Partnership

SCHEDULE 4.05

EXISTING DEBT

Cano Petroleum, Inc.

None

Ladder Companies, Inc. (d/b/a Ladder Energy Company)

None

Square One Energy, Inc.

None

W.O. Energy of Nevada, Inc.

None

WO Energy, Inc.

None

W.O. Operating Company, Ltd.

$250,000 Promissory Note and Letter of Credit Facility between W.O. Operating Company, Ltd. and First National Bank of Arizona.

W.O. Production Company, Ltd.

None

2

SCHEDULE 4.20

HEDGING AGREEMENTS

Cano Petroleum, Inc.

None

Ladder Companies, Inc. (d/b/a Ladder Energy Company)

None

Square One Energy, Inc.

None

W.O. Energy of Nevada, Inc.

None

WO Energy, Inc.

None

W.O. Operating Company, Ltd.

None

W.O. Production Company, Ltd.

None

SCHEDULE 4.21

MATERIAL AGREEMENTS

Engagement for Professional Services by and between Cano Petroleum, Inc. and Bainbridge Capital dated April 14, 2005.

Gas Purchase and Processing Agreement by and between Ladder Energy Company and ScissorTail Energy, LLC dated September 1, 2004.

Agreement by and between Square One Energy, Inc. and KenMor Properties, LLC dated October 7, 2005 in which KenMor Properties, LCC assigns, transfers and conveys to Square One Energy, Inc. all of its right, title and interest in and to the Gas Sales and Purchase Agreement by and between Alliant Energy Desdemona, LP and KenMor Properties, LLC dated March 1, 2005.

Gas Purchase Contract by and between Ladder Energy Company and Western Gas Resources, Inc. dated January 7, 1998.

Gas Purchase Contract by and between Square One Energy, Inc. and Newpoint Gas Services, Inc. dated April 21, 2004.

Crude Oil Purchase Agreement by and between Square One Energy and Sunoco Partners Marketing & Terminals L.P. dated September 13, 2005.

Crude Oil Purchase Agreement by and between Ladder Energy and Coffeyville Resources Crude Transportation dated October 4, 2005.

Natural Gas Liquid Mix Agreement by and between Square One Energy, Inc. and Dufour Petroleum, L.P. dated August July 1, 2004, as amended by Amendment Letter dated October 1, 2005 and as amended by Amendment Letter dated November 1, 2005.

Office Lease Agreement by and between Ft. Worth Plaza Limited Partnership, a Texas limited partnership, as Landlord and Cano Petroleum, Inc. (assignee of Cano Energy Corporation), as Tenant, purportedly dated April 10, 2001, as amended by the First Amendment to Lease Agreement dated September 19, 2001.

Consulting Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated August 15, 2005.

Lignin Surfactant System Development Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated July 20, 2005.

Stock Purchase Agreement by and between Cano Petroleum, Inc., W. O. Energy of Nevada, Inc., Miles O’Loughlin and Scott White dated November 29, 2005.

Executive Employment Agreement by and between Huron Ventures, Inc. and S. Jeffrey Johnson dated May 28, 2004.

Employment Agreement by and between Huron Ventures, Inc. and Michael J. Ricketts dated May 28, 2004.

Employment Agreement by and between Huron Ventures, Inc. and Thomas Cochrane dated May 28, 2004.

Employment Agreement by and between Cano Petroleum, Inc. and James K. Teringo, Jr. dated July 11, 2005.

Compensation Reimbursement Agreement by and between Cano Petroleum, Inc. and Sabine Production Operating, LLC dated October 31, 2005.

Omnibus Agreement by and between Cano Petroleum, Inc., Carlile Management, LLC, Haddock Enterprises, LLC and Sabine Production Partners, LP dated October 31, 2005.

Amended and Restated Regulations of Sabine Production Operating, LLC executed by Cano Petroleum, Inc., Haddock Enterprises, LLC and Carlile Management, LLC, effective as of August 3, 2005.

2005 Directors’ Stock Option Plan of Cano Petroleum, Inc.

Gas Purchase and Sales Contract by and between Arrow Oil and Gas, Inc. and STP, Inc. dated August 15, 2002.

Management Stock Pool Agreement dated May 28, 2004 among Huron Ventures Inc. and The Shareholders of Davenport Field Unit Inc.

Management Stock Pool Escrow Agreement dated May 28, 2004 by and among Huron Ventures Inc. and S. Jeffrey Johnson, et al.

Purchase and Sale Agreement dated August 16, 2004, by and between Cano Energy Corporation and Cano Petroleum, Inc.

Purchase and Sale Agreement dated September 2, 2004, by and between Nowata Oil Properties LLC and Cano Petroleum, Inc.

Purchase and Sale Agreement dated February 6, 2005, by and between Square One Energy, Inc. and Cano Petroleum, Inc.

Subscription Agreement dated October 8, 2004 by and between Cano Petroleum, Inc. and Randall Boyd.

Stock Option Agreement dated December 16, 2004, between Cano Petroleum, Inc. and Gerald W. Haddock.

Form of Subscription Agreement dated March 18, 2005.

Letter Agreement dated March 29, 2005 among the Haddock Enterprises, LLC, Cano Petroleum, Inc. and Kenneth Carlile.

Sabine Production Partners, LP Transaction Summary dated August 4, 2005.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Howard Hughes Medical Institute.

2

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and The Robert Wood Johnson Foundation.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Laborers’ District Council and Contractors’ of Ohio Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Ohio Carpenters’ Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and New York Nurses Association Pension Plan.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Public Sector Pension Investment Board.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Investors (Bermuda) L.P.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Partners, L.P.

Non-Qualified Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Touradji Global Resources Master Fund, Ltd.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Renaissance US Growth Investment Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and BFS US Special Opportunities Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Crestview Capital Master, LLC.

Summary Sheet: Vice President, General Counsel and Secretary of Cano Petroleum, Inc. Annual Base Salary.

Gas Purchase Contract between W.O. Operating Company, Ltd. and Duke Field Services LP dated November 1, 2003.

Gas Purchase and Sales Agreement dated September 1, 1975, between Skelly Oil Company, as Seller, and Phillips Petroleum Company, as Buyer.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1994.

Gas Purchase Contract between Hugoton Energy Corporation, as Seller, and GPM Gas Corporation, as Buyer, dated August 3, 1995, covering Sections 3 and 4, Block Y, M&C Survey, Hutchinson County, Texas.

3

Crude Oil Purchase Contract between W.O. Operating Company, as Seller, and Diamond Shamrock Refining Company LP, dated August 6, 2001 (Valero is successor to Diamond Shamrock on this contract).

Gas Purchase Contract by and between W.O. Operating Company Limited, as Seller, and OneOK Texas Field Services LP, as Buyer, dated January 1, 2005.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1995.

Gas Purchase Contract dated August 3, 1995 by and between W.O. Operating Company and Duke Energy Field Services, as amended on August 1, 2005 and September 1, 2005.

Oil Marketing Agreement dated January 13, 1994 by and between W.O. Operating Company and Pan Mark, Inc.

4

SCHEDULE 5.10

POST CLOSING TITLE OPINION REQUIREMENTS

1.                                       All Oil and Gas Properties of the Borrower and its Affiliates located in the Desdemona, Davenport, Nowata, and Rich Valley Fields; and

2.                                       All Oil and Gas Properties of the Borrower and its Affiliates covered by the 27 title opinions issued by Gassaway, Gurley and Mitchell, each dated November 22, 1993, covering land in Carson and Hutchinson Counties, Texas and the title opinion dated November 11, 1993 issued by Gene Martindale covering the Fee 244 property in Carson County, Texas.

SCHEDULE 5.12

Required Hedging Contracts

Calendar Year	BOE Price	Oil Bbl Yr	Gas Mcf Yr	Boe/ day
2006	$60	195,000	651,000	832
2007	$55	185,000	600,000	781
2008	$50	175,000	560,000	735

Indications based on settles 11/22/05

*********************************** Crude Oil Alternatives ************************************

PUTS
Calendar		Offer
Year	Floor	Per Bbl
2006	$60.00	$5.65

2007	55.00	6.50

2008	55.00	8.15

******************************** Natural Gas Alternatives ************************************

PUTS
Calendar		Offer
Year	Floor	Per Bbl

2006	$8.50	$0.465

2007	8.00	0.85

2008	7.50	1.03

6